Exhibit 10.10

SUBLEASE

THIS SUBLEASE (this “Sublease”) is dated for reference purposes as of December 23, 2002, and is made by and between Leadis Technology, Inc., a Delaware corporation (“Sublessee”), and MTI, a Delaware corporation (“Sublessor”).

RECITALS:

This Sublease is made with reference to the following facts:

A. John Arrillaga, Trustee, or his Successor Trustee, UTA dated 7/23/77 (John Arrillaga Separate Property Trust) as amended, and Richard T. Peery, Trustee, or his Successor Trustee, UTA dated 7/20/77 (Richard T. Peery Separate Property Trust) as amended, as landlord (the “Master Lessor”), and MTI, Inc., a Delaware corporation, as tenant, entered into that certain Lease Agreement, dated as of September 8, 1994 (the “Original Master Lease”) with respect to a portion (“Original Master Premises”) of that certain one story office building located at 474 Potrero Drive, Sunnyvale California which portion consisted of approximately 12,696 square feet of space. The Original Master Lease was amended by Amendment No. 1 to Lease dated as of October 25, 1996 (“First Amendment”) which added to the Original Master Premises an additional 9,032 square feet for a total of 21,728 square feet of space which 21,727 square feet are hereinafter called the “Master Premises.” The Original Master Lease was further amended by Amendment No. 2 to Lease dated as of March 10, 1998 (“Second Amendment”). The Original Master Lease, the First Amendment and the Second Amendment are hereinafter collectively called the “Master Lease.” A true, correct and complete copy of the Master Lease is attached hereto as Exhibit A and incorporated by reference herein. Sublessor is currently the original tenant under the Master Lease.

B. Sublessee wishes to sublease a portion of the Master Premises consisting of approximately 4,450 square feet which portion is identified on Exhibit B attached hereto and incorporated herein by this reference (“Subleased Premises”). Sublessor wishes to sublease the Subleased Premises to Sublessee on the terms and conditions contained herein.

Accordingly, in consideration of the mutual promises contained herein and for other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

1. Subleased Premises: Sublessor hereby subleases to Sublessee, and Sublessee hereby subleases from Sublessor the Subleased Premises on the terms and conditions contained herein. All capitalized terms in this Sublease shall have the meaning ascribed to them in the Master Lease unless otherwise defined herein.

2. Term:

2.1 Term: The term (the “Term”) of this Sublease shall be for a period commencing on January 26, 2003 if Sublessor has delivered possession of the Subleased Premises to Sublessee on or before such date (the “Commencement Date”). The Term shall end, without notice, on June 14, 2006 (the “Expiration Date”), unless this Sublease is sooner terminated pursuant to its terms or unless the Master Lease is sooner terminated pursuant to its terms. If for any reason delivery of possession of the Subleased Premises has not occurred on or before January 26, 2003, then this Sublease shall automatically be void and of no force or effect. On any such termination, neither Sublessor nor Sublessee shall have any rights against or obligations to the other, provided that Sublessor shall return to Sublessee any monies previously paid by Sublessee to Sublessor hereunder.

2.2 No Option to Extend: Sublessee hereby acknowledges that: (i) the expiration date of the Master Lease is June 14, 2006, (ii) Sublessor has no option whatsoever to extend the Term of the Master Lease, and (iii) Sublessee must vacate the Subleased Premises fully and completely on or before June 14, 2006.

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3. Rent:

3.1 Base Rent: Sublessee shall pay to Sublessor the rent (“Base Rent”) for the Subleased Premises in the following monthly amounts payable on the 15th of each month:

Months	Amount
1	($2,580.00)
2-41	($4,000.00)

Sublessor and Sublessee agree that for all purposes under this Sublease, the Subleased Premises contains approximately Four Thousand Four Hundred Fifty (4,450) square feet of rentable area. Base Rent shall be paid in advance prior to occupancy.

3.2 Additional Rent: This Sublease is a Gross lease and it is the intent of the parties hereto that Sublessee shall have no costs, expenses or payments whatsoever in connection with the Subleased Premises or the Master Lease, and that all such costs, expenses and payments shall be the responsibility of Sublessor including utilities. Sublessee shall be responsible for Janitorial.

4. Master Lease:

4.1 Incorporation of Master Lease: The terms, conditions and respective obligations of Sublessor and Sublessee to each other under this Sublease shall be the terms of the Master Lease, except as modified in this Section 4, or as otherwise set forth in this Sublease, or as otherwise inconsistent with the terms or intent of this Sublease and except that: (a) wherever in the Master Lease the word “Tenant” appears, for the purposes of this Sublease, the word “Sublessee” shall be substituted; (b) wherever in the Master Lease the word “Lease” appears, for the purposes of this Sublease, the word “Sublease” shall be substituted; and (c) wherever in the Master Lease the word “Landlord” appears, for the purposes of this Sublease, the word “Sublessor” shall be substituted. Sublessee hereby acknowledges that it has read and is familiar with the terms of the Master Lease and agrees that this Sublease is subordinate and subject to the Master Lease, and that any termination of the Master Lease shall likewise terminate this Sublease. In the event of any conflict between an express term of this Sublease and an incorporated term, the express term shall take precedence and govern.

Termination of Master Lease: If Master Lessor and Sublessor jointly and voluntarily elect, for any reason whatsoever, to terminate the Master Lease prior to the scheduled Master Lease termination date, then this Sublease (if then still in effect) shall terminate concurrently with the termination of the Master Lease given 365 days written notice with no changes to the monthly rental. In the event of the Master Lease termination, Sublessee shall be compensated by Sublessor for the unused portion of prepaid rental.

4.2 Time Allowances; Consents: With respect to any obligation of Sublessee to be performed under this Sublease, wherever the Master Lease grants to Sublessor a specified number of days to perform its obligations under the Master Lease, except as otherwise provided herein, Sublessee shall have the same number of days to perform the obligation, including, without limitation, curing any defaults.

4.3 Use: Sublessee may use the Subleased Premises only for those uses permitted under the Master Lease, and in no event for any use prohibited or restricted by the Master Lease or by law. Sublessee shall not commit or permit to be committed on the Subleased Premises any act or omissions which shall violate any term or condition of the Master Lease.

5. Right to Cure Defaults:

5.1 Sublessee’s Rights: If Sublessor fails to perform any act on its part to be performed by Sublessor hereunder, then Sublessee may, but shall not be obligated to, after thirty (30) days after the date of Sublessee’s written notice to Sublessor identifying the failure, and after the passage of any notice and cure periods, and subject to the terms of the Master Lease, perform such act. All such sums paid, and all reasonable costs and

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expenses of performing any such act, shall be payable promptly by Sublessor to Sublessee, together with interest thereon at the Interest Rate from the date of the expenditure until repaid.

6. Deposit: Sublessee shall pay Sublessor a security deposit in the amount of $4,000.00 upon execution of this Sublease agreement. In addition, the first month rent is due upon execution of this lease.

7. Broker: Sublessor and Sublessee each represent to the other that they have dealt with no real estate brokers other than Vandermade. Each party agrees to hold the other party harmless from and against all claims for brokerage commissions, finder’s fees or other compensation made by any other agent, broker, salesman or finder as a consequence of said party’s actions or dealings with such agent, broker, salesman, or finder.

8. Authority to Execute: Sublessee and Sublessor each represent and warrant to the other that each person executing this Sublease on behalf of each party is duly authorized to execute and deliver this Sublease on behalf of that party.

9. Commencement Date Violations: Notwithstanding anything contained herein to the contrary, Sublessee shall have no duty, liability or obligation whatsoever (financial or otherwise) for or with respect to any violation, breach or non-compliance of the Subleased Premises or Sublessor with respect to the Master Lease, any law, regulation, ordinance, statute rule or other governmental order that existed on the Commencement Date.

10. Intentionally Deleted

11. As-Is: Sublessor hereby represents and warrants that as of the “Sublease Commencement Date” (i) to the best of Sublessor’s knowledge, the roof and building systems (for example, HVAC, mechanical, electrical, plumbing, water and gas) are in good working order and repair, and (ii) to the best of Sublessor’s knowledge, the Subleased Premises are not in violation of any ordinance, rule, code or regulation of any governmental agency and Sublessor has not received any notice of a possible violation. Except for the foregoing representations, warranties and covenants by Sublessor, Sublessee hereby subleases the Subleased Premises “as is” and “where is” with no other representation or warranty being made by Sublessor with respect to condition of the Subleased Premises, nor any other promise by Sublessor to repair same. Sublessor shall demise the space.

12. Sublease and Assignment: Pursuant to the restrictions of the Master Lease, Sublessee may not sublease or assign all or any portion of this Sublease. Any such Sublease or assignment shall be null, void and of no force or effect. Sublessor and Sublessee acknowledge that this prohibition on subleasing and assignment is required specifically by Master Lessor. Sublessor and Sublessee recognize the difficulties that such a prohibition by Master Lessor could cause if Sublessee desires to consolidate or merge. Therefore, if: there shall occur (1) any assignment, merger or consolidation or other reorganization of or affecting Sublessee and if Sublessee is not the surviving corporation; or (2) any involuntary assignment or sublease by reason of corporate reorganization, assignment, merger, consolidation, or for any other reason, then unless Master Lessor’s and Sublessor’s advance written consents are obtained (which consents may be withheld at their sole discretions), then this Sublease shall terminate on the occurrence of any of the foregoing events.

13. Furniture: The Subleased Premises shall be delivered to Sublessee with the assets listed on Exhibit C attached hereto which may be used by Sublessee for no additional consideration throughout the Term. During the Sublease Term, none of the assets listed on Exhibit C may be removed by Sublessee from the Subleased Premises at any time and at the end of the term said assets shall be delivered by Sublessee to Sublessor in the condition in which they were delivered to Sublessee, reasonable wear and tear excepted.

14. Company Logo Sign. The Sublessee has the right to put signage bearing the name and logo of the Sublessee at the roadside.

15. Surrender: Notwithstanding the incorporation of Section 8 of the Master Lease, on expiration of the Term of this Sublease, or on any other termination of this Sublease, Sublessee shall not be required to remove

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any tenant improvements in or alterations to the Subleased Premises that were installed in the Subleased Premises prior to the Commencement Date.

16. Termination Payment. If Master Lessor and Sublessor jointly and voluntarily elect to terminate the Master Lease and this Sublease as described in Section 4.2, above, then as of the termination, then Sublessor shall pay to Sublessee a termination payment equal to the unused rental as of the date of termination. If the Master Lease is terminated by reason of Sublessor’s breach thereof, and if such breach is in no way related to or connected with a breach of this Sublease by Sublessee, and if after Master Lease termination the Master Lessor requires Sublessee to continue its tenancy under this Sublease at the Basic Rent paid by Sublessor under the Master Lease, then Sublessor shall pay to Master Lessor on a monthly basis, as and when due, the difference between the Basic Rent under the Master Lease and the Base Rent under this Sublease for the remaining term of this Sublease (or if earlier, its termination for any reason).

17. Miscellaneous:

17.1 Entire Sublease; Amendment: This Sublease (which includes all exhibits hereto) embodies the entire Sublease and understanding between the parties relating to the subject matter hereof, and all prior negotiations, agreements and understandings, oral or written, are hereby revoked, cancelled and rescinded and are all merged herein and superseded hereby. Any amendment to this Sublease, including, without limitation, any oral modification supported by new consideration, must be reduced to writing and signed by both parties in order to be effective.

17.2 Counterparts; Waiver: This Sublease may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. Any waiver of the performance of any covenant, condition or promise by either party, in order to be effective, must be in a writing signed by the party who has allegedly waived the covenant, condition or promise in question.

17.3 Severability: Should any part, term or provision of this Sublease or any document required herein to be executed or delivered be declared invalid, void or unenforceable, all remaining parts, terms and provisions hereof shall remain in full force and effect and shall in no way be invalidated, impaired or affected thereby.

17.4 Interpretation: The neuter gender includes the feminine and masculine, and vice-versa, and the singular number includes the plural. The word “person” includes, in addition to any natural person, a corporation, partnership, firm, trust, association, governmental body or other entity. Whether expressly stated or not in this Sublease, any indemnification, release, waiver, hold harmless, covenant to protect or covenant to defend made in this Sublease by one party in favor of the other party shall benefit not only such other party but each and all of its officers, directors, agents, employees, successors and assigns. The captions of the sections of this Sublease are for convenience and reference only, and the words contained therein shall in no way be held to explain, modify, or aid in the interpretation, construction or meaning of the provisions of this Sublease.

17.5 Attorneys’ Fees: In the event that any suit in law or equity, arbitration or other formal proceeding is instituted by either party to enforce or interpret any part of this Sublease, or to recover damages for breach thereof, the prevailing party shall be entitled to recover costs of suit incurred therein, and to also recover as an element of such costs (or as damages, only if not allowed as costs), a reasonable attorney fee to be fixed by the presiding tribunal. A party not entitled to recover costs shall not recover attorney fees. No sum of attorney fees shall be included in any computation of the amount of judgment or award for purposes of determining whether a party is entitled to recover costs of attorney fees.

17.6 Construction: The parties hereto agree that each party and its counsel or advisor have reviewed and revised this Sublease and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not apply in the interpretation of this Sublease or any amendments or exhibits hereto.

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17.7 Notice: Any notice, demand, request, consent, approval, or communication that either party desires or is required to give to the other party or any other person shall be in writing and served personally, sent by certified first-class mail, return receipt requested or sent by a commercial overnight courier service (e.g. FedEx). Any notice, demand, request, consent, approval or communication that either party desires or is required to give to the other party shall be addressed to the other party at the address set forth below:

If to Sublessee:

Prior to Commencement Date:

Leadis Technology, Inc.

3003 N. First Street suite 236

San Jose, CA 95134,

Attn: Victor Lee, CFO

After Commencement Date:

Leadis Technology, Inc.

474 Potrero Avenue

Sunnyvale, CA 94086

Attn: Victor Lee, CFO

If to Sublessor:

MTI Corporation

4905 E. La Palma Avenue

Anaheim, CA 92807

Either party may change its address by notifying the other party of the change of address. Notices shall be effective when received or refused, as evidenced by return receipt or courier’s receipt slip.

17.8 Limitation of Liability: No personal liability or personal responsibility is assumed by, or shall at any time be asserted or enforceable against, Sublessor’s or Sublessee’s respective directors, officers, employees, consultants or advisors on account of this Sublease or on account of any covenant, undertaking or agreement of Sublessor or Sublessee contained in this Sublease.

17.9 Sublessor’s Covenants: Notwithstanding anything to the contrary in this Sublease, so long as Sublessee is not in default under this Sublease, Sublessor shall: (1) not modify, amend or waive any provisions thereof or make any election, exercise any option, right or remedy, or grant any consent or approval thereunder which would affect Sublessee’s interests under this Sublease without, in each instance, Sublessee’s prior written consent, and (2) pay the rent due and perform all of Sublessor’s obligations under the Master Lease, except to the extent that Sublessee is obligated to perform such obligations under this Sublease. Sublessor shall (a) upon Sublessee’s written request, notify Master Lessor of its nonperformance under the Master Lease and request that Master Lessor perform its obligations under the Master Lease.

17.10 Sublessor’s Additional Representations and Warranties: Sublessor represents and warrants that to the best of its actual knowledge as of Sublessor’s signing of this Sublease: (i) the Master Lease is in full force and effect, and that it has received no written notice that there exists under the Master Lease any default or event of default by either Master Lessor or Sublessor or that there has occurred any event which, with the giving of notice or the passage of time or both, could constitute such a default or event of default; and (ii) it has received no written notice of any pending or threatened actions, suits or proceedings before any court or administrative agency against Sublessor, Master Lessor or third parties which could, in the aggregate, adversely affect the Subleased Premises or any part thereof or the ability of Master Lessor or Sublessor to perform their respective obligations under the Master Lease or of Sublessor to perform its obligations under the Sublease and (iii) in all material respects, a true correct and complete copy of the Master Lease is attached hereto as Exhibit A. As used in this Section 17.10,

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Sublessor’s “actual knowledge” shall mean the conscious knowledge of Frank Pedraza, in-house real estate counsel for Sublessor, with no duty to investigate.

IN WITNESS WHEREOF, the parties have executed this Sublease as of the day and year first above written.

SUBLESSEE:	Leadis Technology, Inc a Delaware corporation

	By:	/s/ Victor Lee	12/23/02

Victor Lee
	Its:	CFO

SUBLESSOR:	MTI, a Delaware corporation

	By:	/s/ Mark A. Franzen	12/31/02

Mark A. Franzen
	Its:	CFO

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ADDENDUM TO SUBLEASE

This addendum to the sublease dated 12/23/02 made by and between Leadis Technology, a Delaware corporation, hereinafter referred to as the (“Sublessee”) and MTI Technologies, Corporation, a Delaware Corporation hereinafter referred to as the (“Sublessor”).

Whereas:

3. Rent

The rent is due on or before the 16th day of each month. A six percent (6%) Late payment penalty will be charged for any rental payment that is not received within five (5) working days from the date the rent is due. This includes any additional amounts that may become due under 3.2 of this agreement.

3.2 Additional Rent:

The Sublease is a Gross lease with the additional exception. Sublessee shall be responsible for it’s prorated share of the utility cost for electricity over the allowed building usage of $4,133 per month. Any usage above this base amount will be charged on a quarterly basis to the Sublessee in the amount equal to 20 percent of the total billings above the base amount charged to the Sublessor by the utility company.

Sublessee shall have the right on any twelve month basis to audit at it’s own expense the utility costs for electricity for the entire building and it’s prorated share should Sublessee so choose to do so. Sublessor agrees to make these records available upon the Sublessee’s written request within fifteen (15) working days at it’s offices in Anaheim or wherever the home office of the corporation may be at the time the demand for records is made.

IN WITNESS WHEREOF, the parties have executed this addition to the original Sublease and it has become a part thereof as of the day and year first above written.

SUBLESSEE:	Leadis Technology

	By:	/s/ Victor K. Lee	12/23/02

	Its:	CFO

SUBLESSOR:	MTI, a Delaware corporation

	By:	/s/ Mark A. Franzen	12/31/02

	Its:	CFO

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AMENDMENT NO. 2

TO LEASE

THIS AMENDMENT NO. 2 is made and entered into this 10th day of March, 1998, by and between JOHN ARRILLAGA, Trustee, or his Successor Trustee UTA dated 7/20/77 for the JOHN ARRILLAGA SURVIVOR’S TRUST (previously known as the “Arrillaga Family Trust”), as amended, and RICHARD T. PEERY, Trustee, or his Successor Trustee UTA dated 7/20/77 for the RICHARD T. PEERY SEPARATE PROPERTY TRUST, as amended, collectively as LANDLORD, and MTI TECHNOLOGY CORPORATION, a Delaware corporation, as TENANT.

RECITALS

A. WHEREAS, by Lease Agreement dated September 8, 1994, Landlord leased to Tenant approximately 12,696+ square feet of that certain 58,190+ square foot building located at 474 Potrero Avenue, Sunnyvale, California, the details of which are more particularly set forth in said September 8, 1994 Lease Agreement, and

B. WHEREAS, said Lease was amended by the Commencement Letter dated November 28, 1994 which changed the Commencement Date of the Lease from December 1, 1994 to November 15, 1994, and confirmed the Termination Date of November 30, 1996, and,

C. WHEREAS, said Lease was amended by Amendment No. 1 dated October 25, 1996, which amended the Lease by: (i) extending the Term for (1) year and eight (8) months, (ii) increasing the square footage of the Leased Premises by 9,032+ square feet effective December 1, 1996; (iii) amending the Basic Rent schedule and Aggregate Rent, the Security Deposit required, and the Parking allocation, and (iv) adding a “Management Fee”, “Choice of Law/Severability”, and “Authority to Execute” paragraph, and

D. WHEREAS, it is now the desire of the parties hereto to amend the Lease by: (i) extending the Term for eight (8) years, (ii) amending the Basic Rent schedule, Aggregate Rent and the Security Deposit required under the Lease accordingly, (iii) providing for the construction of certain interior improvements (pursuant to Exhibit 1 and Exhibit 1-A) to be constructed in the Premises by Landlord at Landlord’s cost and expense, (iv) amending Lease Paragraphs 10 (“Liability Insurance”), 12 (“Property Insurance”) and 16 (“Assignment and Subletting”), and (v) replacing Lease Paragraphs 36 (“Limitation of Liability”) and 48 (“Hazardous Materials”) as hereinafter set forth.

AGREEMENT

NOW THEREFORE, for valuable consideration, receipt of which is hereby acknowledged, and in consideration of the hereinafter mutual promises, the parties hereto do agree as follows:

1. TERM OF LEASE: It is agreed between the parties that the Term of said Lease Agreement shall be extended for an additional eight (8) year period, and the Lease Termination Date shall be changed from July 31, 1998 to July 31, 2006.

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2. BASIC RENTAL FOR EXTENDED TERM OF LEASE: The monthly Basic Rental for the Extended Term of Lease shall be as follows:

On August 1, 1998, the sum of FORTY EIGHT THOUSAND EIGHT HUNDRED EIGHTY EIGHT AND NO/100 DOLLARS ($48,888.00) shall be due, and a like sum due on the first day of each month thereafter, through and including July 1, 1999.

On August 1, 1999, the sum of FIFTY ONE THOUSAND SIXTY AND 80/100 DOLLARS ($51,060.80) shall be due, and a like sum due on the first day of each month thereafter, through and including July 1, 2000.

On August 1, 2000, the sum of FIFTY THREE THOUSAND TWO HUNDRED THIRTY THREE AND 60/100 DOLLARS ($53,233.60) shall be due, and a like sum due on the first day of each month, through and including July 1, 2001.

On August 1, 2001, the sum of FIFTY FIVE THOUSAND FOUR HUNDRED SIX AND 40/100 DOLLARS ($55,406.40) shall be due, and a like sum due on the first day of each month through and including July 1, 2002.

On August 1, 2002, the sum of FIFTY SEVEN THOUSAND FIVE HUNDRED SEVENTY NINE AND 20/100 DOLLARS ($57,579.20) shall be due, and a like sum due on the first day of each month through and including July 1, 2003.

On August 1, 2003, the sum of FIFTY NINE THOUSAND SEVEN HUNDRED FIFTY TWO AND NO/100 DOLLARS ($59,752.00) shall be due, and a like sum due on the first day of each month through and including July 1, 2004.

On August 1, 2004, the sum of SIXTY ONE THOUSAND NINE HUNDRED TWENTY FOUR AND 80/100 DOLLARS ($61,924.80) shall be due, and a like sum due on the first day of each month through and including July 1, 2005.

On August 1, 2005, the sum of SIXTY FOUR THOUSAND NINETY SEVEN AND 60/100 DOLLARS ($64,097.60) shall be due, and a like sum due on the first day of each month through and including July 1, 2006.

The Aggregate Basic Rent for the Lease shall be increased by $5,423,308.80 or from $1,054,728.79 to $6,478,037.59.

3. SECURITY DEPOSIT: Tenant’s Security Deposit shall be increased by $54,320.00, or from $73,875.20 to $128,195.20, payable upon execution of this Amendment No. 2.

4. TENANT IMPROVEMENTS: It is hereby understood and agreed between the parties that Landlord shall construct certain interior improvements in the Premises (the “Tenant Improvements”), as shown on Exhibit 1 and as detailed on Exhibit 1-A to be attached hereto, at Landlord’s sole cost and expense. Landlord shall commence construction of the Tenant Improvements as soon as reasonably practical following Landlord’s receipt from Tenant of the executed Amendment No. 2. In the event Tenant requests any additional work to be completed, Landlord agrees to complete said additional work, and Tenant shall pay one hundred percent of the cost of such additional work upon receipt of an invoice from Landlord or Landlord’s contractor. Landlord shall use reasonable efforts to minimize the disruption to Tenant’s business during the construction of the Tenant Improvements; however, Tenant understands that said Tenant Improvements shall be constructed during normal business hours.

5. LIABILITY INSURANCE: The liability insurance requirement as stated in Lease Paragraph 10 (“Liability Insurance”) is hereby amended as follows: “Tenant’s liability insurance policy shall be a policy of commercial general liability insurance with a combined single limit coverage of not less than Two Million Dollars ($2,000,000.00) per occurrence for injuries to or death of persons occurring in, on or about the Premises or Complex and property damage.”

6. PROPERTY INSURANCE: Lease Paragraph 12 (“Property Insurance”) is hereby amended to include the following: “Tenant acknowledges that as part of the cost of insurance policies for the Premises, Tenant

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is responsible for the payment of insurance deductibles on the Property Insurance on insurance claims as they relate to the Premises”.

7. ASSIGNMENT AND SUBLETTING: Lease Paragraph 16 (“Assignment and Subletting”) shall be amended to include the following language:

A. Notwithstanding anything to the contrary in Paragraph 16, prior to paying any excess sublease rent to Landlord, Tenant shall first be entitled to recover from such excess rent the amount of any reasonable leasing commissions related to said Sublease paid by Tenant to third parties not affiliated with Tenant.

B. Any and all sublease agreement(s) between Tenant and any and all subtenant(s) which agreements must be consented to by Landlord, pursuant to the requirements of this Lease) shall contain the following language:

“If Landlord and Tenant jointly and voluntarily elect, for any reason whatsoever, to terminate the Master Lease prior to the scheduled Master Lease termination date, then this Sublease (if then still in effect) shall terminate concurrently with the termination of the Master Lease. Subtenant expressly acknowledges and agrees that (1) the voluntary termination of the Master Lease by Landlord and Tenant and the resulting termination of this Sublease shall not give Subtenant any right or power to make any legal or equitable claim against Landlord, including without limitation any claim for interference with contract or interference with prospective economic advantage, and (2) Subtenant hereby waives any and all rights it may have under law or at equity against Landlord to challenge such an early termination of the Sublease, and unconditionally releases and relieves Landlord, and its officers directors, employees and agents, from any and all claims, demands, and/or causes of action whatsoever (collectively, “Claims”), whether such matters are known or unknown, latent or apparent, suspected or unsuspected, foreseeable or unforeseeable, which Subtenant may have arising out of or in connection with any such early termination of this Sublease. Subtenant knowingly and intentionally waives any and all protection which is or may be given by Section 1542 of the California Civil Code which provides as follows: “A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with debtor.

The term of this Sublease is therefore subject to early termination. Subtenant’s initials here below evidence (a) Subtenant’s consideration of and agreement to this early termination provision, (b) Subtenant’s acknowledgment that, in determining the net benefits to be derived by Subtenant under the terms of this Sublease, Subtenant has anticipated the potential for early termination, and (c) Subtenant’s agreement to the general waiver and release of Claims above.

Initials: _______________	Initials: _______________”
Subtenant	Tenant

8. LIMITATION OF LIABILITY: Lease Paragraph 36 (“Limitation of Liability”) shall be deleted and replaced in its entirety by the following:

“36. LIMITATION OF LIABILITY In consideration of the benefits accruing hereunder, Tenant and all successors and assigns covenant and agree that, in the event of any actual or alleged failure, breach or default hereunder by Landlord:

(i) the sole and exclusive remedy shall be against Landlord’s interest in the Premises leased herein;

(ii) no partner of Landlord shall be sued or named as a party in any suit or action (except as may be necessary to secure jurisdiction of the partnership);

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(iii) no service of process shall be made against any partner of Landlord (except as may be necessary to secure jurisdiction of the partnership);

(iv) no partner of Landlord shall be required to answer on behalf of such partner or otherwise plead to any service of process;

(v) no judgment will be taken against any partner of Landlord;

(vi) any judgment taken against any partner of Landlord may be vacated and set aside at any time without hearing;

(vii) no writ of execution will ever be levied against the assets of any partner of Landlord;

(viii) these covenants and agreements are enforceable both by Landlord and also by any partner of Landlord.

Tenant agrees that each of the foregoing covenants and agreements shall be applicable to any covenant or agreement either expressly contained in this Lease or imposed by statute or at common law.”

9. HAZARDOUS MATERIALS: Lease Paragraph 48 (“Hazardous Materials”) shall be deleted and replaced in its entirety by the following and said replacement Paragraph 48 shall be effective as of the Lease Commencement Date:

“48. HAZARDOUS MATERIALS: Landlord and Tenant agree as follows with respect to the existence or use of “Hazardous Materials” (as defined herein) on, in, under or about the Premises and real property located beneath said Premises and the common areas of the Parcel, which includes the entire parcel of land on which the Premises are located as shown in Green on Exhibit A attached hereto (hereinafter collectively referred to as the “Property”):

A. As used herein, the term “Hazardous Materials” shall mean any material, waste, chemical, mixture or byproduct which is or hereafter is defined, listed or designated under Environmental Laws (defined below) as a pollutant, or as a contaminant, or as a toxic or hazardous substance, waste or material, or any other unwholesome, hazardous, toxic, biohazardous, or radioactive material, waste, chemical, mixture or byproduct, or which is listed, regulated or restricted by any Environmental Law (including, without limitation, petroleum hydrocarbons or any distillates or derivatives or fractions thereof, polychlorinated biphenyls, or asbestos). As used herein, the term “Environmental Laws” shall mean any applicable Federal, State of California or local government law (including common law), statute, regulation, rule, ordinance, permit, license, order, requirement, agreement, or approval, or any determination, judgment, directive, or order of any executive or judicial authority at any level of Federal, State of California or local government (whether now existing or subsequently adopted or promulgated) relating to pollution or the protection of the environment, ecology, natural resources, or public health and safety.

B. Tenant shall obtain Landlord’s written consent, which may be withheld in Landlord’s discretion, prior to the occurrence of any Tenant’s Hazardous Materials Activities (defined below); provided, however, that Landlord’s consent shall not be required for normal use in compliance with applicable Environmental Laws of customary household and office supplies, such as mild cleaners, lubricants and copier toner. As used herein, the term “Tenant’s Hazardous Materials Activities” shall mean any and all use, handling, generation, storage, disposal, treatment, transportation, release, discharge, or emission of any Hazardous Materials on, in, beneath, to, from, at or about the Property, in connection with Tenant’s use of the Property, or by Tenant or by any of Tenant’s agents, employees, contractors, vendors, invitees, visitors or its future subtenants or assignees. Tenant agrees that any and all Tenant’s Hazardous Materials Activities shall be conducted in strict, full compliance with applicable Environmental Laws at Tenant’s expense, and shall not result in any contamination of the Property or the environment. Tenant agrees to provide Landlord with prompt written notice of any spill or release of Hazardous Materials at the Property during the term of the Lease of which Tenant becomes aware, and further agrees to provide Landlord with prompt written notice of any violation of Environmental Laws in connection with Tenant’s

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Hazardous Materials Activities of which Tenant becomes aware. If Tenant’s Hazardous Materials Activities involve Hazardous Materials other than normal use of customary household and office supplies, Tenant also agrees at Tenant’s expense: (i) to install such Hazardous Materials monitoring, storage and containment devices as Landlord reasonably deems necessary (Landlord shall have no obligation to evaluate the need for any such installation or to require any such installation); (ii) provide Landlord with a written inventory of such Hazardous Materials, including an update of same each year upon the anniversary date of the Commencement Date of the Lease (“Anniversary Date”); and (iii) on each Anniversary Date commencing August 1, 1999, to retain a qualified environmental consultant, acceptable to Landlord, to evaluate whether Tenant is in compliance with all applicable Environmental Laws with respect to Tenant’s Hazardous Materials Activities. Tenant, at its expense, shall submit to Landlord a report from such environmental consultant which discusses the environmental consultant’s findings within two (2) months of each Anniversary Date. Tenant, at its expense, shall promptly undertake and complete any and all steps necessary, and in full compliance with applicable Environmental Laws, to fully correct any and all problems or deficiencies identified by the environmental consultant, and promptly provide Landlord with documentation of all such corrections. Notwithstanding anything to the contrary above, provided Tenant’s use of Hazardous Materials is limited to (i) one gallon of Flux-Off NR 2000 made by Chemtronics and (ii) one quart of Non-Activated Rosin-Soldering Flux #145 made by Kester Solder, Tenant shall not be required to retain a qualified environmental consultant to evaluate whether Tenant is in compliance with all applicable Environmental Laws with respect to Tenant’s Hazardous Materials Activities until thirty (30) days prior to the Lease Termination Date.

C. Prior to termination or expiration of the Lease, Tenant, at its expense, shall (i) properly remove from the Property all Hazardous Materials which come to be located at the Property in connection with Tenant’s Hazardous Materials Activities, and (ii) fully comply with and complete all facility closure requirements of applicable Environmental Laws regarding Tenant’s Hazardous Materials Activities, including but not limited to (x) properly restoring and repairing the Property to the extent damaged by such closure activities, and (y) obtaining from the local Fire Department or other appropriate governmental authority with jurisdiction a written concurrence that closure has been completed in compliance with applicable Environmental Laws. Tenant shall promptly provide Landlord with copies of any claims, notices, work plans, data and reports prepared, received or submitted in connection with any such closure activities.

D. If Landlord, in its sole discretion, believes that the Property has become contaminated as a result of Tenant’s Hazardous Materials Activities, Landlord in addition to any other rights it may have under this Lease or under Environmental Laws or other laws, may enter upon the Property and conduct inspection, sampling and analysis, including but not limited to obtaining and analyzing samples of soil and groundwater, for the purpose of determining the nature and extent of such contamination. Tenant shall promptly reimburse Landlord for the costs of such an investigation, including but not limited to reasonable attorneys’ fees Landlord incurs with respect to such investigation, that discloses Hazardous Materials contamination for which Tenant is liable under this Lease. Except as may be required of Tenant by applicable Environmental Laws, Tenant shall not perform any sampling, testing, or drilling to identify the presence of any Hazardous Materials at the Property, without Landlord’s prior written consent which may be withheld in Landlord’s discretion. Tenant shall promptly provide Landlord with copies of any claims, notices, work plans, data and reports prepared, received or submitted in connection with any sampling, testing or drilling performed pursuant to the preceding sentence.

E. Tenant shall indemnify, defend (with legal counsel acceptable to Landlord, whose consent shall not unreasonably be withheld) and hold harmless Landlord, its employees, assigns, successors, successors-in-interest, agents and representatives from and against any and all claims (including but not limited to third party claims from a private party or a government authority), liabilities, obligations, losses, causes of action, demands, governmental proceedings or directives, fines, penalties, expenses, costs (including but not limited to reasonable attorneys’, consultants’ and other experts’ fees and costs), and damages, which arise from or relate to: (i) Tenant’s Hazardous Materials Activities; (ii) any Hazardous Materials contamination caused by Tenant prior to the Commencement Date of the Lease; or (iii) the breach of any obligation of Tenant under this Paragraph 48 (collectively, “Tenant’s Environmental Indemnification”). Tenant’s Environmental Indemnification shall include but is not limited to the obligation to promptly and fully reimburse Landlord for losses in or reductions to rental income, and diminution in fair market value of the Property. Tenant’s Environmental Indemnification shall further include but is not limited to the obligation to diligently and properly implement to completion, at Tenant’s expense, any and all environmental investigation, removal, remediation, monitoring, reporting, closure activities, or other

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environmental response action (collectively, “Response Actions”). Tenant shall promptly provide Landlord with copies of any claims, notices, work plans, data and reports prepared, received or submitted in connection with any Response Actions.

It is agreed that the Tenant’s responsibilities related to Hazardous Materials will survive the expiration or termination of this Lease and that Landlord may obtain specific performance of Tenant’s responsibilities under this Paragraph 48.”

EXCEPT AS MODIFIED HEREIN, all other terms, covenants, and conditions of said September 8, 1994 Lease Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment No. 2 to Lease as of the day and year last written below.

LANDLORD:		TENANT:

JOHN ARRILLAGA SURVIVOR’S TRUST		MTI TECHNOLOGY CORPORATION a Delaware corporation

By	/s/ John Arrillaga	By	/s/ Frank Yoshino

John Arrillaga, Trustee

Date:	4/20/98	Frank Yoshino
Print or Type Name

RICHARD T. PEERY SEPARATE PROPERTY TRUST		Title:	Treasurer

By	/s/ Richard T. Peery	Date:	4/16/98

Richard T. Peery, Trustee

Date:	4/21/98

Initial:

EXHIBIT 1-A

TO AMENDMENT NO 2.

DATED MARCH 10, 1998

Tenant Improvements to be constructed by Landlord and paid for by Tenant (Area #’s correspond to Area #’s on Exhibit 1):

Area #	Description
1.	Remove wall up to fire door in Document Control Room.
2.	Move Store Room access door to open in Gladiator Lab and wall-in original opening.
3.	Remove wall in Gladiator Lab to extend room to Extra Lab.
4.	Build out 4 additional offices along windowed wall in current manufacturing area. All offices are to be carpeted and provided with electricity.
5.	All manufacturing areas to be carpeted.
6.	Remove existing wall to make one office.
7.	Creat signle room by combining Mechanical Room and Stock Room.
a. Remove dividing wall.
b. Carpet area.
8.	Kitchen upgrades:
a. Upper and lower cabinetry along 2 walls with continuous countertop.
b. Built-in dishwasher.
c. New water heater.
9.	Remove extra door in office and wall in original opening.
10.	New carpeting and paint throughout the building as needed and fix ballasts on several light fixtures.
11.	Move one air-conditioning systems to duct into Area 7.
12.	Move two freestanding electrical poles from manufacturing area to Area 7.

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AMENDMENT NO. 1

TO LEASE

THIS AMENDMENT NO. 1 is made and entered into this 25th day of October, 1996, by and between JOHN ARRILLAGA, Trustee, or his Successor Trustee UTA dated 7/20/77 (ARRILLAGA FAMILY TRUST) (previously known as the “John Arrillaga Separate Property Trust”), as amended, and RICHARD T. PEERY, Trustee, or his Successor Trustee UTA dated 7/20/77 (RICHARD T. PEERY SEPARATE PROPERTY TRUST) as amended, collectively as LANDLORD, and MTI TECHNOLOGY, a Delaware corporation, as TENANT.

RECITALS

A. WHEREAS, by Lease Agreement dated September 8, 1994, Landlord leased to Tenant approximately 12,696± square feet of that certain 58,190± foot building located at 474 Potrero Avenue, Sunnyvale, California, the details of which are more particularly set forth in said September 8, 1994 Lease Agreement, and

B. WHEREAS, said Lease was amended by the Commencement Letter dated November 28, 1994 which changed the Commencement Date of the Lease from December 1, 1994 to November 15, 1994, and confirmed the Termination Date of November 30, 1996, and,

C. WHEREAS, it is now the desire of the parties hereto to amend the Lease by: (i) extending the Term for one (1) year and eight (8) months; (ii) increasing the square footage of the Leased Premises by 9,032± square feet effective December 1, 1996; (iii) amending the Basic Rent schedule and Aggregate Rent, the Security Deposit required, and the Parking allocation, and (iv) adding a “Management Fee,” “Choice of Law/Severability,” and “Authority to Execute” paragraph, as hereinafter set forth.

AGREEMENT

NOW THEREFORE, for valuable consideration, receipt of which is hereby acknowledged, and in consideration of the hereinafter mutual promises, the parties hereto do agree as follows:

1. TERM OF LEASE: It is agreed between the parties that the Term of said Lease Agreement shall be extended for an additional one (1) year and eight (8) month period, and the Lease Termination Date shall be changed from November 30, 1996 to July 31, 1998.

2. INCREASED PREMISES: Effective December 1, 1996, the size of the Leased Premises will be increased by 9,032± square feet, or from 12,696± square feet to 21,728± square feet of space. Total said Premises are more particularly shown within the area outlined in Red on Exhibit A. The entire parcel, of which the Leased Premises is a part, is shown within the area outlined in Green on Exhibit A. The additional 9,032± square feet of space is leased on an “as-is” basis, in its present condition and configuration, as set forth in Blue on Exhibit B attached attached hereto, with the entire interior leased Premises shown in Red on Exhibit B.

3. AMENDMENT CONTINGENT UPON LANDLORD OBTAINING TERMINATION AGREEMENT WITH CURRENT TENANT: This Amendment is subject to and conditional upon Landlord obtaining from Microtec Research, Inc. (“Microtec”), the current tenant occupying the Premises leased hereunder, a Termination Agreement satisfactory to Landlord on or before November 30, 1996. In the event Landlord is unable to obtain said satisfactory Termination Agreement on or before November 30, 1996, this Lease Agreement shall, at Landlord’s option (a) terminate or (b) the Commencement Date hereof shall be modified to reflect the date Landlord so obtains said satisfactory Termination Agreement and receives possession of the Premises hereunder free and clear of Microtec’s occupancy and Landlord is able to deliver the Premises to Tenant; provided, however, that said period of delay cause by Microtec shall not extend beyond December 30, 1996. In the event this Lease does not commence by December 31, 1996 (subject only to the provisions of this Paragraph 3) this Lease may be terminated by either party giving written notice to the other no later than January 15, 1997.

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4. BASIC RENTAL FOR EXTENDED TERM OF LEASE: The monthly Basic Rental for the Extended Term of Lease shall be as follows:

On December 1, 1996, the sum of THIRTY FIVE THOUSAND EIGHT HUNDRED FIFTY ONE AND 20/100 DOLLARS ($35,851.20) shall be due, and a like sum due on the first day of each month thereafter through and including November 1, 1997.

On December 1, 1997, the sum of THIRTY SIX THOUSAND NINE HUNDRED THIRTY SEVEN AND 60/100 DOLLARS ($36,937.60) shall be due, and a like sum due on the first day of each month thereafter through and including July 1, 1998.

The Agreement Basic Rent for the Lease shall be increased by $725,715.20 or from $329,013.59 to $1,054,728.79.

5. SECURITY DEPOSIT: Tenant’s Security Deposit shall be increased by $47,053.44, or from $26,821.76 to $73,875.20, payable upon execution of this Amendment No. 1.

6. MANAGEMENT FEE: Beginning December 1, 1996, Tenant shall pay to Landlord, in addition to the Basic Rent and Additional Rent, a fixed monthly management fee (“Management Fee”) equal to three percent (3%) of the Basic Rent due for each month throughout the remaining Lease Term. Tenant shall remain liable for five percent (5%) management fee previously charged against Additional Rent through November 30, 1996.

7. INCREASED PARKING: Tenant’s nonexclusive parking spaces shall be increased from 52 to 89 spaces.

8. DELETION OF PARAGRAPH 46 (“OPTION TO EXTEND LEASE FOR ONE (1) YEAR EIGHT (8) MONTHS”): Tenant did not exercise its right to extend the Term of this Lease pursuant to Lease Paragraph 46; therefore, said Paragraph is hereby deleted in its entirety and is of no further force or effect.

9. CHOICE OF LAW: SEVERABILITY: This Lease shall in all respects be governed by and construed in accordance with the laws of the State of California. If any provisions of this Lease shall be invalid, unenforceable, or ineffective for any reason whatsoever, all other provisions hereof shall be and remain in full force and effect.

10. AUTHORITY TO EXECUTE: The parties executing this Agreement hereby warrant and represent that they are properly authorized to execute this Agreement and bind the parties on behalf of whom they execute this Agreement and to all of the terms, covenants and conditions of this Agreement as they relate to the respective parties hereto.

EXCEPT AS MODIFIED HEREIN, all other terms, covenants, and conditions of said September 8, 1994 Lease Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment No. 1 to Lease as of the day and year last written below.

LANDLORD:		TENANT:

ARRILLAGA FAMILY TRUST		MTI TECHNOLOGY a Delaware corporation

By:	/s/ John Arrillaga	By:	/s/ Frank Yoshino

John Arrillaga, Trustee
Frank Yoshino
Date:	2/11/97	Print or Type Name

RICHARD PEERY SEPARATE PROPERTY TRUST		Title:	Treasurer

By	/s/ Richard T. Peery	Date:	12/1/96

Richard T. Peery, Trustee

Date:

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RAMP DETAIL
INITIAL

EXHIBIT A TO AMENDMENT NO. 1 DATED OCTOBER 25, 1996 BY AND BETWEEN THE ARRILLAGA FAMILY TRUST AND THE RICHARD T. PEERY SEPARATE PROPERTY TRUST, AS LANDLORD, AND MTI TECHNOLOGY, AS TENANT

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LEASE AGREEMENT

THIS LEASE, made this 8th day of SEPTEMBER, 1994 between JOHN ARRILLAGA, Trustee, or his Successor Trustee, UTA dated 7/20/77 (JOHN ARRILLAGA SEPARATE PROPERTY TRUST) as amended, and RICHARD T. PEERY, Trustee, or his Successor Trustee, UTA dated 7/20/77 (RICHARD T. PEERY SEPARATE PROPERTY TRUST) as amended, hereinafter called Landlord, and MTI TECHNOLOGY, a Delaware corporation, hereinafter called Tenant.

WITNESSETH:

Landlord hereby leases to Tenant and Tenant hereby hires and takes from Landlord those certain premises (the “Premises”) outlined in red on Exhibit “A”, attached hereto and incorporated herein by this reference thereto more particularly described as follows:

A portion of that certain 58,190+ square foot, single story building located at 474 Potrero Avenue, Sunnyvale, California 94086, consisting of approximately 12,696+ square feet of space. Said Premises is more particularly shown within the area outlined in Red on Exhibit A. The entire parcel, of which the Premises is a part, is shown within the area outlined in Green on Exhibit A attached hereto. The Premises is leased on an “as-is” basis, in its present condition, and in the configuration as shown in Red on Exhibit B to be attached hereto.

The word “Premises” as used throughout this lease is hereby defined to include the nonexclusive use of landscaped areas, sidewalks and driveways in front of or adjacent to the Premises, and the nonexclusive use of the area directly underneath or over such sidewalks and driveways. The gross leasable area of the Premises shall be measured from outside of exterior walls to outside of exterior walls, and shall include any atriums, covered entrances or egresses and covered building loading areas.

Said letting and hiring is upon and subject the terms, covenants and conditions hereinafter set forth and Tenant covenants as a material part of the consideration for this Lease to perform and observe each and all of said terms, covenants and conditions. This Lease is made upon the conditions of such performance and observance.

1. USE Tenant shall use the Premises only in conformance with applicable governmental laws, regulations, rules and ordinances for the purpose of general office, light manufacturing, research and development, and storage and other uses necessary for Tenant to conduct Tenant’s business provided that such uses shall be in accordance with all applicable governmental laws and ordinances, and for no other purpose. Tenant shall not do or permit to be done in or about the Premises nor bring or keep or permit to be brought or kept in or about the Premises anything which is prohibited by or will in any way increase the existing rate of (or otherwise affect) fire or any insurance covering the Premises or any part thereof, or any of its contents, or will cause a cancellation of any insurance covering the Premises or any part thereof, or any of its contents. Tenant shall not do or permit to be done anything in, on or about the Premises which will in any way obstruct or interfere with the rights of other tenants or occupants of the Premises or neighboring premises or injure or annoy them, or use or allow the Premises to be used for any improper, immoral, unlawful or objectionable purpose, nor shall Tenant cause, maintain or permit any nuisance in, on or about the Premises. No sale by auction shall be permitted on the Premises. Tenant shall not place any loads upon the floors, walls, or ceiling which endanger the structure, or place any harmful fluids or other materials in the drainage system of the building, or overload existing electrical or other mechanical systems. No waste materials or refuse shall be dumped upon or permitted to remain upon any part of the Premises or outside of the building in which the Premises are a part, except in trash containers placed inside exterior enclosures designated by Landlord for that purpose or inside of the building proper where designated by Landlord. No materials, supplies, equipment, finished products or semi-finished products, raw materials or articles of any nature shall be stored upon or permitted to remain outside the Premises. Tenant shall not place anything or allow anything to be placed near the glass of any window, door partition or wall which may appear unsightly from outside the Premises. No loudspeaker or other device, system or apparatus which can be heard outside the Premises shall be used in or at the Premises without the prior written

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consent of Landlord. Tenant shall not commit or suffer to be committed any waste in or upon the Premises. Tenant shall indemnify, defend and hold Landlord harmless against any loss, expense, damage, reasonable attorneys fees, or liability arising out of failure of Tenant to comply with any applicable law. Tenant shall comply with any covenant, condition, or restriction (“CC&R’s”) affecting the Premises. The provisions of this paragraph are for the benefit of Landlord only and shall not be construed to be for the benefit of any tenant or occupant of the Premises.

2. TERM

A. The term of this Lease shall be for a period of two (2) years (unless sooner terminated as hereinafter provided) and, subject to Paragraphs 2B and         , shall commence on the 1st day of December, 1994 and end on the 31st day of November, 1996.

B. Possession of the Premises shall be deemed tendered and the term of the Lease shall commence November 1, 1994.

3. POSSESSION If Landlord, for any reason whatsoever, cannot deliver possession of said premises to Tenant at the commencement of the said term, as hereinbefore specified, this Lease shall not be void or voidable; no obligation of Tenant shall be affected thereby; nor shall Landlord or Landlord’s agents be liable to Tenant for any loss or damage resulting therefrom; but in that event the commencement and termination dates of the Lease, and all other dates affected thereby shall be revised to conform to the date of Landlord’s delivery of possession, as specified in Paragraph 2B, above. The above is, however, subject to the provision that the period of delay of delivery of the Premises shall not exceed 60 days from the commencement date herein (except those delays caused by Acts of God, strikes, war, utilities, governmental bodies, weather, unavailable materials, and delays beyond Landlord’s control shall be executed in calculating such period) in which instance Tenant, at its option, may, by written notice to Landlord, terminate this Lease.

4. RENT

A. Basic Rent. Tenant agrees to pay to Landlord at such place as Landlord may designate without deduction, offset, prior notice, or demand, and Landlord agrees to accept as Basic Rent for the leased Premises the total sum of THREE HUNDRED TWENTY ONE THOUSAND EIGHT HUNDRED SIXTY ONE AND 12/100 Dollars ($321,861.12) in lawful money of the United States of America, payable as follows:

B. Time for Payment. Full monthly rent is due in advance on the first day of each calendar month. In the event that the term of this Lease commences on a date other than the first day of a calendar month, on the date of commencement of the term hereof Tenant shall pay to Landlord as rent for the period from such date of commencement to the first day of the next succeeding calendar month that proportion of the monthly rent thereunder which the number of days between such date of commencement and the first day of the next succeeding calendar month bears to thirty (30). In the event that the term of this Lease for any reason ends on a date other than the last day of a calendar month, on the first day of the last calendar month of the term hereof Tenant shall pay to Landlord as rent for the period from said first day of said last calendar month to and including the last day of the term hereof that proportion of the monthly rent hereunder which the number of days between said first day of said last calendar month and the last day of the term hereof bears to thirty (30).

C. Late Charge. Notwithstanding any other provision of this Lease, if Tenant is in default in the payment of rental as set forth in this Paragraph 4 when due, or any part thereof, Tenant agrees to pay Landlord, in addition to the delinquent rental due, a late charge for each rental payment in default ten (10) days. Said late charge shall equal ten percent (10%) of each rental payment so in default.

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D. Additional Rent. Beginning with the commencement date of the term of this Lease, Tenant shall pay to Landlord or to Landlord’s designated agent in addition to the Basic Rent and as Additional Rent the following:

(a) All Taxes relating to the Premises as set forth in Paragraph 9, and

(b) All insurance premiums relating to the Premises, as set forth in Paragraph 12, and

(c) All charges, costs and expenses, which Tenant is required to pay hereunder, together with all interest and penalties, costs and expenses, including reasonable attorneys’ fees and legal expenses, that may accrue thereto in the event of Tenant’s failure to pay such amounts, and all damages, reasonable costs and expenses which Landlord may incur by reason of default of Tenant or failure on Tenant’s part to comply with the terms of this Lease. In the event of nonpayment by Tenant of Additional Rent, Landlord shall have all the rights and remedies with respect thereto as Landlord has for nonpayment of rent.

The Additional Rent due hereunder shall be paid to Landlord or Landlord’s agent (i) within five days for taxes and insurance and within thirty (30) days for all other additional Rent items after presentation of invoice from Landlord or Landlord’s agent setting forth such Additional Rent and/or (ii) at the option of Landlord, Tenant shall pay to Landlord monthly, in advance, Tenant’s prorata share of an amount estimated by Landlord to be Landlord’s approximate average monthly expenditure for such Additional Rent items, which estimated amount shall be reconciled within 120 days of the end of each calendar year or more frequently if Landlord elects to do so at Landlord’s sole and absolute discretion as compared to Landlord’s actual expenditure for said Additional Rent items, with Tenant paying to Landlord, upon demand, any amount of actual expenses expended by Landlord in excess of said estimated amount, or Landlord refunding to Tenant (providing Tenant is not in default in the performance of any of the terms, covenants and conditions of this Lease) any amount of estimated payments made by Tenant in excess of Landlord’s actual expenditures for said Additional Rent items.

The respective obligations of Landlord and Tenant under this paragraph shall survive the expiration or other termination of the term of this Lease, and if the term hereof shall expire or shall otherwise terminate on a day other than the last day of a calendar year, the actual Additional Rent incurred for the calendar year in which the term hereof expires or otherwise terminates shall be determined and settled on the basis of the statement of actual Additional Rent for such calendar year and shall be prorated in the proportion which the number of days in such calendar year preceding such expiration or termination bears to 365.

E. Place of Payment of Rent and Additional Rent. All Basic rent hereunder and all payments hereunder for Additional Rent shall be paid to Landlord at the office of Landlord at PEERY/ARRILLAGA, File 1504, P.O. BOX 60000, San Francisco, CA 94160 or to such other person or to such other place as Landlord may from time to time designate in writing.

F. Security Deposit. Concurrently with Tenant’s execution of this Lease, Tenant shall deposit with Landlord the sum of TWENTY-SIX THOUSAND EIGHT HUNDRED TWENTY-ONE AND 76/100 Dollars ($ 26,821.76). Said sum shall be held by Landlord as a Security Deposit for the faithful performance by Tenant of all of the terms, covenants, and conditions of this Lease to be kept and performed by Tenant during the term hereof. If Tenant defaults with respect to any provision of this Lease, including, but not limited to, the provisions relating to the payment of rent and any of the monetary sums due herewith, Landlord may (but shall not be required to) use, apply or retain all or any part of this Security Deposit for the payment of any other amount which Landlord may spend by reason of Tenant’s default or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant’s default. If any portion of said Deposit is so used or applied, Tenant shall, within ten (10) days after written demand therefor, deposit cash with Landlord in the amount sufficient to restore the Security Deposit to its original amount. Tenant’s failure to do so shall be a material breach of this Lease. Landlord shall not be required

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to keep this Security Deposit separate from its general funds, and Tenant shall not be entitled to interest on such Deposit. If tenant fully and faithfully performs every provision of this Lease to be performed by it, the Security Deposit or any balance thereof shall be returned to Tenant (or at Landlord’s option, to the last assignee of Tenant’s interest hereunder) at the expiration of the Lease term and after Tenant has vacated the Premises. In the event of termination of Landlord’s interest in this Lease, Landlord shall transfer said Deposit to Landlord’s successor in interest whereupon Tenant agrees to release Landlord from liability for the return of such Deposit or the accounting therefor.

5. ACCEPTANCE AND SURRENDER OF PREMISES By entry hereunder, Tenant accepts the Premises, as being in good and sanitary order, condition and repair and accepts the building and improvements included in the Premises in their present condition and without representation or warranty by Landlord as to the condition of such building or as in the use or occupancy which may be made thereof. Any exceptions to the foregoing must be by written agreement executed by Landlord and Tenant. Tenant agrees on the last day of the Lease term, or on the sooner termination of this Lease, to surrender the Premises promptly and reasonably to Landlord in good condition and repair (damage by Acts of God, fire, normal wear and tear excepted), with all interior walls painted, or cleaned so that they appear freshly painted, and repaired and replaced, if damaged; all floors cleaned and waxed; all carpets cleaned and shampooed; all broken, maimed or nonconforming acoustical ceiling tiles replaced; all windows washed; the airconditioning and heating systems serviced by a reputable and licensed service firm and in good operating condition and repair; the plumbing and electrical systems and lighting in good order and repair; including replacement of any burned out or broken light bulbs or ballasts; the lawn and shrubs in good condition including the replacement of any dead or damaged plantings; the sidewalk; driveways and parking areas in good order, condition and repair; together with all alterations, additions, and improvements which may have been made in, to, or on the Premises (except moveable trade fixtures installed at the expense of Tenant) except that Tenant shall ascertain from Landlord within thirty (30) days before the end of the term of this Lease whether Landlord desires to have the Premises or any part or parts thereof restored to their condition and configuration as when the Premises were delivered to Tenant and if Landlord shall so desire, then Tenant shall restore said Premises or such part or parts thereof before the end of this Lease at Tenant’s sole cost and expense. Tenant, on or before the end of the term or sooner termination of this Lease, shall remove all of Tenant’s personal property and trade fixtures from the Premises, and all property not so removed on or before the end of the term or sooner termination of this Lease shall be deemed abandoned by Tenant and title to same shall thereupon pass to Landlord without compensation to Tenant. Landlord may, upon termination of this Lease, remove all moveable furniture and equipment so abandoned by Tenant, at Tenant’s sole cost, and repair any damage caused by such removal at Tenant’s sole cost. If the Premises be not surrendered at the end of the term or sooner termination of this Lease. Tenant shall indemnify Landlord against loss or liability resulting from the delay by Tenant in so surrendering the Premises including, without limitation, any claims made by any succeeding tenant founded on such delay. Nothing contained herein shall be construed as an extension of the term hereof or as a consent of Landlord to any holding over by Tenant. The voluntary or other surrender of this Lease or the Premises by Tenant or a mutual cancellation of this Lease shall not work as a merger and, at the option of Landlord, shall either terminate all or any existing subleases or subtenancies or operate as an assignment to Landlord of all or any such subleases or subtenancies.

6. ALTERATIONS AND ADDITIONS Tenant shall not make, or suffer to be made, any alteration or addition to the Premises, or any part thereof, without the written consent of Landlord first had and obtained by Tenant (such consent not to be unreasonably withheld), but at the cost of Tenant, and any addition to, or alteration of, the Premises, except moveable furniture and trade fixtures, shall at once become a part of the Premises and belong to Landlord. Landlord reserves the right to approve all contractors and mechanics proposed by Tenant to make such alterations and additions. Tenant shall retain the title of all moveable furniture and trade fixtures placed in the Premises. All heating, lighting, electrical, airconditioning, floor to ceiling partitioning, drapery, carpeting, and floor installations made by Tenant, together with all property that has become an integral part of the Premises, shall not be deemed trade fixtures. Tenant agrees that it will not proceed to make such alteration or additions, without having obtained consent from Landlord to do so, and until five (5) days from the receipt of such consent. In order that Landlord may post appropriate notices to avoid any liability to contractors or material suppliers for payment for Tenant’s improvement, Tenant will at all times permit such notices to be posted and to remain posted until the completion of work. Tenant shall, if required by Landlord, secure at Tenant’s own cost and expense, a completion

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and lien indemnity bond, satisfactory to Landlord, for such work. Tenant further covenants and agrees that any mechanic’s lien filed against the Premises for work claimed to have been done for, or materials claimed to have been furnished to Tenant, will be discharged by Tenant, by bond or otherwise, within ten (10) days after the filing thereof, at the cost and expense of Tenant. Any exceptions to the foregoing must be made in writing and executed by both Landlord and Tenant.

7. TENANT MAINTENANCE Tenant shall, at its sole cost and expense, keep and maintain the Premises (including appurtenances) and every part thereof in a high standard of maintenance and repair, and in good and sanitary condition. Tenant’s maintenance and repair responsibilities herein referred to include, but are not limited to, janitorization, plumbing systems within the Premises (such as water and drain lines, sinks), electrical systems within the Premises (such as outlets, lighting fixtures, lamps, bulbs, tubes, ballasts) heating and airconditioning controls within the Premises (such as mixing boxes, thermostats, time clocks, supply and return grills), all interior improvements within the premises including but not limited to, wall coverings, acoustical ceilings, vinyl tile, carpeting, partitioning, doors (both interior and exterior, including closing mechanisms, latches, locks), and all other interior improvements of any nature whatsoever. Tenant agrees to provide carpet shields under all rolling chairs or to otherwise be responsible for wear and tear of the carpet caused by such rolling chairs if such wear and tear exceeds that caused by normal foot traffic in surrounding areas. Areas of excessive wear shall be replaced at Tenant’s sole expense upon Lease termination.

8.	[THIS SECTION DELETED]

9. TAXES

A. As Additional Rent and in accordance with Paragraph 4D of this Lease, Tenant shall pay to Landlord, or if Landlord so directs, directly to the Tax Collector, all Real Property Taxes relating to the Premises. In the event the Premises leased hereunder consist of only a portion of the entire tax parcel, Tenant shall pay to Landlord Tenant’s proportionate share of such real estate taxes allocated to the leased Premises by square footage or other reasonable basics as calculated and determined by Landlord. If the tax billing pertains 100% to the leased Premises, and Landlord chooses to have Tenant pay said real estate taxes directly to the Tax Collector, then in such event it shall be the responsibility of Tenant to obtain the tax and assessment bills and pay, prior to delinquency, the applicable real property taxes and assessments pertaining to the leased Premises, and failure to receive a bill for taxes and/or assessments shall not provide a basis for cancellation of or nonresponsibility for payment of penalties for nonpayment of late payment by Tenant. The term “Real Property Taxes”, as used herein, shall mean (i) all taxes, assessments, levies and other charges of any kind or nature whatsoever, general and special, foreseen and unforeseen (including all installments of principal and interest required to pay any general or special assessments for public improvements and any increases resulting from reassessments caused by any change in ownership of the Premises) now or hereafter imposed by any governmental or quasi-governmental authority or special district having the direct or indirect power to tax or levy assessments, which are levied or assessed against, or with respect to the value, occupancy or use of, all or any portion of the Premises (as now constructed or as may at any time hereafter be constructed, altered, or otherwise changed) or Landlord’s interest therein; any improvements located within the Premises (regardless of ownership); the fixtures, equipment and other property of Landlord, real or personal, that are an integral part of and located in the Premises; or parking areas; public utilities, or energy within the Premises; (ii) all charges, levies or fees imposed by reason of environmental regulation or other governmental control of the Premises; and (iii) all costs and fees (including reasonable attorneys’ fees) incurred by Landlord in reasonably contesting any Real Property Tax and in negotiating with public authorities as to any Real Property Tax. If at any time during the term of this Lease the taxation or assessment of the Premises prevailing as of the commencement date of this Lease shall be altered so that in lieu of or in addition to any Real Property Tax described above there shall be levied, assessed or imposed (whether by reason of a change in the method of taxation or assessment, creation of a new tax or charge, or any other cause) an alternate or additional tax or charge (i) on the value, use or occupancy of the Premises or Landlord’s interest therein or (ii) on or measured by the gross receipts, income or rentals from the Premises, on Landlord’s business of leasing the Premises, or computed in any manner with respect to the operation of the Premises, then any such tax or charge, however designated, shall be included within the meaning of the term “Real Property Taxes” for purposes of this Lease. If any Real Property Tax is based upon

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property or rents unrelated to the Premises, then only that part of such Real Property Tax that is fairly allocable to the Premises shall be included within the meaning of the term “Real Property Taxes”. Notwithstanding the foregoing, the term “Real Property Taxes” shall not include estate, inheritance, gift or franchise taxes of Landlord or the federal or state net income tax imposed on Landlord’s income from all sources.

B. Taxes on Tenant’s Property. Tenant shall be liable for and shall pay ten days before delinquency, taxes levied against any personal property or trade fixtures placed by Tenant in or about the Premises. If any such taxes on Tenant’s personal property or trade fixtures are levied against Landlord or Landlord’s property or if the assessed value of the Premises is increased by the inclusion therein of a value placed upon such personal property or trade fixtures of Tenant and if Landlord, after written notice to Tenant, pays the taxes based on such increased assessments, which Landlord shall have the right to do regardless of the validity thereof, but only under proper protest if requested by Tenant, Tenant shall upon demand, as the case may be, repay to Landlord the taxes so levied against Landlord, or the proportion of such taxes resulting from such increase in the assessment; provided that in any such event Tenant shall have the right, in the name of Landlord and with Landlord’s full cooperation, to bring suit in any court of competent jurisdiction to recover the amount of such taxes so paid under protest, and any amount so recovered shall belong to Tenant.

10. LIABILITY INSURANCE Tenant, at Tenant’s expense, agrees to keep in force during the term of this Lease a policy of comprehensive general liability insurance for bodily injury and property damage occurring in, on or about the Premises, including parking and landscaped areas, in the amount of $2,000,000 combined single limit. Such insurance shall be primary and noncontributory as respects any insurance carried by Landlord. The policy or policies effecting such insurance shall name Landlord as additional insureds, and shall insure any liability of Landlord, contingent or otherwise, as respects acts or omissions of Tenant, its agents, employees or invitees or otherwise by any conduct or transactions of any of said persons in or about or concerning the Premises, including any failure of Tenant to observe or perform any of its obligations hereunder; shall be issued by an insurance company admitted to transact business in the State of California; and shall provide that the insurance effected thereby shall not be canceled, except upon thirty (30) days’ prior written notice to Landlord. A certificate of insurance of said policy shall be delivered to Landlord. If, during the term of this Lease, in the considered opinion of Landlord’s Lender, insurance advisor, or counsel, the amount of insurance described in this Paragraph 10 is not adequate, Tenant agrees to increase said coverage to such reasonable amount as Landlord’s Lender; insurance advisor, or counsel shall deem adequate.

11. TENANT’S PERSONAL PROPERTY INSURANCE AND WORKMAN’S COMPENSATION INSURANCE Tenant shall maintain a policy or policies of fire and property damage insurance in “all risk” form with a sprinkler leakage endorsement insuring the personal property, inventory, trade fixtures, and leasehold improvements within the leased Premises for the full replacement value thereof. The proceeds from any of such policies shall be used for the repair or replacement of such items insured.

Tenant shall also maintain a policy of workman’s compensation insurance and any other employee benefit insurance sufficient to comply with all laws.

12. PROPERTY INSURANCE Landlord shall purchase and keep in force, and as Additional Rent and in accordance with Paragraph 4D of this Lease, Tenant shall pay to Landlord (or Landlord’s agent) Tenant’s proportionate share (allocated to the leased Premises by square footage or other equitable basis as calculated and determined by Landlord) of the cost of, policy or policies of insurance covering loss or damage to the Premises (including routine maintenance and repairs and incidental damage or destruction caused by accidents or vandalism for which Tenant is responsible under Paragraph 7) in the amount of the full replacement value thereof, providing protection against those perils included within the classification of “all risks” insurance and flood and/or earthquake insurance, if available, plus a policy of rental income insurance in the amount of one hundred (100%) percent of twelve (12) months Basic Rent, plus sums paid as Additional Rent. If such insurance cost is increased due to Tenant’s use of the Premises, Tenant agrees to pay to Landlord the full cost of such increase. Tenant shall have no interest in nor any right to the proceeds of any insurance procured by Landlord for the Premises.

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Landlord and Tenant do each hereby respectively release the other, to the extent of insurance coverage of the releasing party, from any liability for loss or damage caused by fire or any of the extended coverage casualties included in the releasing party’s insurance policies, irrespective of the cause of such fire or casualty; provided, however, that if the insurance policy of either releasing party prohibits such waiver, then this waiver shall not take effect until consent to such waiver is obtained. If such waiver is so prohibited, the insured party affected shall promptly notify the other party thereof.

13. INDEMNIFICATION Landlord shall not be liable to Tenant and Tenant hereby waives all claims against Landlord for any injury to or death of any person or damage to or destruction of property in or about the Premises by or from any cause whatsoever, including, without limitation, gas, fire, oil, electricity or leakage of any character from the roof, walls, basement or other portion of the Premises but excluding, however, the willful misconduct or negligence of Landlord, its agents, servants, employees, invitees, or contractors of which negligence Landlord has knowledge and reasonable time to correct. Except as to injury to persons or damage to property to the extend arising from the willful misconduct or the negligence of Landlord, its agents, servants, employees, invitees, or contractors, Tenant shall hold Landlord harmless from and defend Landlord against any and all expenses, including reasonable attorneys’ fees, in connection therewith, arising out of any injury to or death of any person or damage to or destruction of property occurring in, on or about the Premises, or any part thereof, from any cause whatsoever.

14. COMPLIANCE Tenant, at its sole cost and expense, shall promptly comply with all laws, statutes, ordinances and governmental rules, regulations or requirements now or hereafter in effect; with the requirements of any board of fire underwriters or other similar body now or hereafter constituted; and with any director or occupancy certificate issued pursuant to law by any public officer; provided, however, that no such failure shall be deemed a breach of the provisions if Tenant, immediately upon notification, commences to remedy or rectify said failure. The judgment of any court of competent jurisdiction or the admission of Tenant in any action against Tenant, whether Landlord be a party thereto or not, that Tenant has violated any such law, statute, ordinance or governmental rule, regulation, requirement, direction or provision, shall be conclusive of that fact as between Landlord and Tenant. Tenant shall, at its sole cost and expense, comply with any and all requirements pertaining to said premises, of any insurance organization or company, necessary for the maintenance of reasonable fire and public liability insurance covering requirements pertaining to said Premises, of any insurance organization or company, necessary for the maintenance of reasonable fire and public liability insurance covering the Premises. SEE PARAGRAPH 47.

15. LIENS Tenant shall keep the Premises free from any liens arising out of any work performed, materials furnished or obligation incurred by Tenant. In the event that Tenant shall not, within ten (10) days following the imposition of such lien, cause the same to be released of record, Landlord shall have, in addition to all other remedies provided herein and by law, the right, but no obligation, to cause the same to be released by such means as it shall deem proper, including payment of the claim giving rise to such lien. All sums paid by Landlord for such purpose, and all expenses incurred by it in connection therewith, shall be payable to Landlord by Tenant on demand with interest at the prime rate of interest as quoted by the Bank of America.

16. ASSIGNMENT AND SUBLETTING Tenant shall not assign, transfer, or hypothecate the leasehold estate under this Lease, or any interest therein, and shall not sublet the Premises, or any part thereof, or any right or privilege appurtenant thereto, or suffer any other person or entity to occupy or use the Premises, or any portion thereof, without, in each case, the prior written consent of Landlord which consent will not be unreasonably withheld. As a condition for granting this consent to any assignment, transfer, or subletting, Landlord may require that Tenant agrees to pay to Landlord, as additional rent, all rents or additional consideration received by Tenant from its assignees, transferees, or subtenants in excess of the rent payable by Tenant to Landlord hereunder. Tenant shall, by thirty (30) days written notice, advise Landlord of its intent to assign or transfer Tenant’s interest in the Lease or sublet the Premises or any portion thereof for any part of the term hereof. Within thirty (30) days after receipt of said written notice, Landlord may, in its sole discretion, elect to terminate this Lease as to the portion of the Premises described in Tenant’s notice on the date specified in Tenant’s notice by giving written notice of such election to terminate. If no such notice to terminate is given to Tenant within said thirty (30) day period, Tenant may proceed to locate an acceptable sublessee, assignee, or other transferee for presentment to Landlord for Landlord’s approval, all in accordance with the terms, covenants, and conditions of this paragraph 16. If Tenant

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intends to sublet the entire Premises and Landlord elects to terminate this Lease, this Lease shall be terminated on the date specified in Tenant’s notice. If, however, this Lease shall terminate pursuant to the foregoing with respect to less than all the Premises, the rent, as defined and reserved hereinabove shall be adjusted on a pro rata basis to the number of square feet retained by Tenant, and this Lease as so amended shall continue in full force and effect. In the event Tenant is allowed to assign, transfer or sublet the whole or any part of the Premises with the prior written consent of Landlord, no assignee, transferee or subtenant shall assign or transfer the Lease, either in whole or in part, or sublet the whole or any part of the Premises, without also having obtained the prior written consent of Landlord, which consent shall not be unreasonably withheld. A consent of Landlord to one assignment, transfer, hypothecation, subletting, occupation or use by any other person shall not release Tenant from any of Tenant’s obligations hereunder or be deemed to be a consent to any subsequent similar or dissimilar assignment, transfer, hypothecation, subletting, occupation or use by any other person. Any such assignment, transfer, hypothecation, subletting, occupation or use without such consent shall be void and shall constitute a breach of this Lease by Tenant and shall, at the option of Landlord exercised by written notice to Tenant, terminate this Lease. The leasehold estate under this Lease shall not, nor shall any interest therein, be assignable for any purpose by operation of law without the written consent of Landlord, which consent shall not be unreasonably withheld. As a condition to its consent, Landlord may require Tenant to pay all expenses in connection with the assignment, and Landlord may require Tenant’s assignee or transferee (or other assignees or transferees) to assume in writing all of the obligation under this Lease and for Tenant to remain liable to Landlord under the Lease.

17. SUBORDINATION AND MORTGAGES In the event Landlord’s title or leasehold interest is now or hereafter encumbered by a deed of trust, upon the interest of Landlord in the land and building in which the demised Premises are located, to secure a loan from a lender (hereinafter referred to as “Lender”) to Landlord, Tenant shall, at the request of Landlord or Lender, execute in writing an agreement subordinating its rights under this Lease to the lien of such deed of trust, or, if so requested, agreeing that the lien of Lender’s deed of trust shall be or remain subject and subordinate to the rights of Tenant under this Lease. Notwithstanding any such subordination, Tenant’s possession under this Lease shall not be disturbed if Tenant is not in default and so long as Tenant shall pay all rent and observe and perform all of the provisions set forth in this Lease.

18. ENTRY BY LANDLORD Landlord reserves, and shall at all reasonable times after at least 24 hours notice (except in emergencies) have, the right to enter the Premises to inspect them; to perform any services to be provided by Landlord hereunder; to make repairs or provide any services to a contiguous tenant(s); to submit the Premises to prospective purchasers, mortgagers or tenants; to post notices of nonresponsibility; and to alter, improve or repair the Premises or other parts of the building all without abatement of rent, and may erect scaffolding and other necessary structures in or through the Premises where reasonably required by the character of the work to be performed; provided, however that the business of Tenant shall be interfered with to the least extent that is reasonably practical. Any entry to the Premises by Landlord for the purposes provided for herein shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into or a detainer of the Premises or an eviction, actual or constructive, of Tenant from the Premises or any portion thereof.

19. BANKRUPTCY AND DEFAULT The commencement of a bankruptcy action or liquidation action or reorganization action or insolvency action or an assignment of or by Tenant for the benefit of creditors, or any similar action undertaken by Tenant, or the insolvency of Tenant, shall, at Landlord’s option, constitute a breach of this Lease by Tenant. If the trustee or receiver appointed to serve during a bankruptcy, liquidation, reorganization, insolvency or similar action elects to reject Tenant’s unexpired Lease, the trustee or receiver shall notify Landlord in writing of its election within thirty (30) days after an order for relief in a liquidation action or within thirty (30) days after the commencement of any action.

Within thirty (30) days after court approval of the assumption of this Lease, the trustee or receiver shall cure (or provide adequate assurance to the reasonable satisfaction of Landlord that the trustee or receiver shall cure) any and all previous defaults under the unexpired Lease and shall compensate Landlord for all actual pecuniary loss and shall provide adequate assurance of future performance under said Lease to the reasonable satisfaction of Landlord. Adequate assurance of future performance, as used herein, includes, but shall not be limited to: (i) assurance of source and payment of rent, and other consideration due under this Lease; (ii) assurance that the

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assumption or assignment of this Lease will not breach substantially any provision, such as radius, location, use, or exclusivity provision, in any agreement relating to the above described Premises.

Nothing contained in this section shall affect the existing right of Landlord to refuse to accept an assignment upon commencement of or in connection with a bankruptcy, liquidation, reorganization or insolvency action or an assignment of Tenant for the benefit of creditors or other similar act. Nothing contained in this Lease, shall be construed as giving or granting or creating an equity in the demised Premises to Tenant. In no event shall the leasehold estate under this Lease, or any interest therein, be assigned by voluntary or involuntary bankruptcy proceeding without the prior written consent of Landlord. In no event shall this Lease or any rights or privileges hereunder be an asset of Tenant under any bankruptcy, insolvency or reorganization proceedings.

The failure to perform or honor any covenant, condition or representation made under this Lease shall constitute a default hereunder by Tenant upon expiration of the appropriate grace period hereinafter provided. Tenant shall have a period five (5) days from the date of written notice from Landlord within which to cure any default in the payment of rental or adjustment thereto. Tenant shall have a period of thirty (30) days from the date of written notice from Landlord within which to cure any other default under this Lease; provided, however, that if the nature of Tenant’s failure is such that more than thirty (30) days is reasonably required to cure the same, Tenant shall not be in default so long as Tenant commences performance within such thirty (30) day period and thereafter prosecutes the same to completion. Upon an uncured default of this Lease by Tenant, Landlord shall have the following rights and remedies in addition to any other rights or remedies available to Landlord at law or in equity.

(a) The rights and remedies provided for by California Civil Code Section 1951.2, including but not limited to, recovery of the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of rental loss for the same period that Tenant proves could be reasonably avoided, as computed pursuant to subsection (b) of said Section 1951.2. Any proof by Tenant under subparagraphs (2) and (3) of Section 1951.2 of the California Civil Code of the amount of rental loss that could be reasonably avoided shall be made in the following manner: Landlord and Tenant shall each select a licensed real estate broker in the business of renting property of the same type and use as the Premises and in the same geographic vicinity. Such two real estate brokers shall select a third licensed real estate broker, and the three licensed real estate brokers so selected shall determine the amount of the rental loss that could be reasonably avoided from the balance of the term of this Lease after the time of award. The decision of the majority of said licensed real estate brokers shall be final and binding upon the parties hereto.

(b) The rights and remedies provided by California Civil Code Section which allows Landlord to continue the Lease in effect and to enforce all of its rights and remedies under this Lease, including the right to recover rent as it becomes due, for so long as Landlord does not terminate Tenant’s right to possession; acts of maintenance or preservation, efforts to relet the Premises, or the appointment of a receiver upon Landlord’s initiative to protect its interest under this Lease shall not constitute a termination of Tenant’s right to possession.

(c) The right to terminate this Lease by giving notice to Tenant in accordance with applicable law.

(d) To the extent permitted by law, the right and power to enter the Premises and remove therefrom all persons and property, to store such property in a public warehouse or elsewhere at the cost of and of the account of Tenant, and to sell such property and apply such proceeds therefrom pursuant to applicable California law, Landlord, may from time to time sublet the Premises or any part thereof for such term or terms (which may extend beyond the term of this Lease) and at such rent and such other terms as Landlord in its reasonable sole discretion may deem advisable, with the right to make alterations and repairs to the Premises. Upon each subletting (i) Tenant shall be immediately liable to pay Landlord, in addition to indebtedness other than rent due hereunder, the reasonable cost of such subletting, including, but not limited to, reasonable attorneys’ fees, and any real estate commissions actually paid, and the cost of such reasonable alterations and repairs incurred by Landlord and the amount, if any, by which the rent hereunder for the period of such subletting (to the extent such period does not exceed the term hereof) exceeds the amount to be paid as rent for the Premises for such period or (ii) at the option of Landlord, rents received from such subletting shall be applied first to payment of indebtedness other than rent due hereunder from Tenant to Landlord; second, to the payment of any costs of such subletting and of such alterations and repairs; third to payment of rent due and unpaid hereunder; and the residue, if any, shall be held by Landlord and applied in payment of future rent as the same becomes due hereunder. If Tenant has been credited with any rent to be received by such subletting under option (i) and such rent shall not be promptly paid to Landlord by the subtenant(s), or if such rentals received from such subletting under option (ii) during any month be less than that to be paid during that month by Tenant hereunder, Tenant shall pay any such deficiency to Landlord. Such deficiency

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shall be calculated and paid monthly. No taking possession of the Premises by Landlord shall be construed as an election on its part to terminate this Lease unless a written notice of such intention be given to Tenant. Notwithstanding any such subletting without termination, Landlord may at any time hereafter elect to terminate this Lease for such previous breach.

(e) The right to have a receiver appointed for Tenant upon application by Landlord, to take possession of the Premises and to apply any rental collected from the Premises and to exercise all other rights and remedies granted to Landlord pursuant to subparagraph a above.

20. ABANDONMENT Tenant shall not vacate or abandon the Premises at any time during the term of this Lease (except that Tenant may vacate so long as it pays rent, provides an on-site security guard during normal business hours from Monday through Friday, and otherwise performs its obligations hereunder), and if Tenant shall abandon, vacate or surrender said Premises, or be dispossessed by the process of law, or otherwise, any personal property belonging to Tenant and left on the Premises shall be deemed to be abandoned, at the option of Landlord, except such property as may be mortgaged to Landlord.

21. DESTRUCTION In the event the Premises are destroyed in whole or in part from any cause, except for routine maintenance and repairs and incidental damage and destruction caused from vandalism and accidents for which Tenant is responsible under Paragraph 7, Landlord may, at its option:

(a) Rebuild or restore the Premises to their condition prior to the damage or destruction, or

(b) Terminate this Lease. (providing that the Premises is damaged to the extent of 33 1/3% of the replacement cost)

If Landlord does not give Tenant notice in writing within thirty (30) days from the destruction of the Premises of its election to either rebuild and restore them, or to terminate this Lease, Landlord shall be deemed to have elected to rebuild or restore them, in which event Landlord agrees, at its expense except for any deductible, which is the responsibility of Tenant, promptly to rebuild or restore the Premises to their condition prior to the damage or destruction; however, Tenant shall be responsible for paying one hundred percent (100%) of the insurance deductible, provided the damage is exclusive to Tenant’s Leased Premises; if the damage is non-exclusive to Tenant’s Leased Premises and Tenant did not cause said damage, Tenant shall pay its pro rata share of the deductible. Tenant shall be entitled to a reduction in rent while such repair is being made in the proportion that the area of the Premises rendered untenantable by such damage bears to the total area of the Premises. If Landlord initially estimates that the rebuilding or restoration will exceed 180 days or if Landlord does not complete the rebuilding or restoration within one hundred eighty (180) days following the date of destruction (such period of time to be extended for delays caused by the fault or neglect of Tenant or because of Acts of God, acts of public agencies, labor disputes, strikes, fires, freight embargos, rainy or stormy weather, inability to obtain materials, supplies or fuels, acts of contractors or subcontractors, or delay of the contractors or subcontractors due to such cause or other contingencies beyond the control of Landlord), then Tenant shall have the right to terminate this Lease by giving fifteen (15) days prior written notice to Landlord. Notwithstanding anything herein to the contrary, Landlord’s obligation to rebuild or restore shall be limited to the building and interior improvements constructed by Landlord as they existed as of the commencement date of the Lease and shall not include restoration of Tenant’s trade fixtures, equipment, merchandise, or any improvements, alterations or additions made by Tenant to the Premises, which Tenant shall forthwith replace or fully repair at Tenant’s sole cost and expense provided this Lease is not cancelled according to the provisions above.

Unless this Lease is terminated pursuant to the foregoing provision, this Lease shall remain in full force and effect. Tenant hereby expressly waives the provisions of Section 1932, Subdivision 2, in Section 1933, Subdivision 4 of the California Civil Code.

In the event that the building in which the Premises are situated is damaged or destroyed to the extent of not less than 33½% of the replacement costs thereof, Landlord may elect to terminate this Lease, whether the

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Premises be injured or not. In the event the destruction of the Premises is caused by Tenant and Landlord elects not to rebuild as provided for herein, Tenant shall still pay the deductible portion of Landlord’s insurance proceeds.

22. EMINENT DOMAIN If all or any part of the Premises shall be taken by any public or quasi-public authority under the power of eminent domain or conveyance in lieu thereof, this Lease shall terminate as to any portion of the Premises so taken or conveyed on the date when title vests in the condemnor, and Landlord shall be entitled to any and all payment, income, rent, award, or any interest therein whatsoever which may be paid or made in connection with such taking or conveyance, and Tenant shall have no claim against Landlord or otherwise for the value of any unexpired term of this Lease. Notwithstanding the foregoing paragraph, any compensation specifically awarded Tenant for loss of business, Tenant’s personal property, moving cost or loss of goodwill, shall be and remain the property of Tenant.

If any action or proceeding is commenced for such taking of the Premises or any part thereof, or if Landlord is advised in writing by any entity or body having the right or power of condemnation of its intention to condemn the premises or any portion thereof, then Landlord shall have the right to terminate this Lease by giving Tenant written notice thereof within sixty (60) days of the date of receipt of said written advice, or commencement of said action or proceeding, or taking conveyance, which termination shall take place as of the first to occur of the last day of the calendar month next following the month in which such notice is given or the date on which title to the Premises shall vest in the condemnor.

In the event of such a partial taking or conveyance of the Premises, if the portion of the Premises taken or conveyed is so substantial that the Tenant can no longer reasonably conduct its business, Tenant shall have the privilege of terminating this Lease within sixty (60) days from the date of such taking or conveyance, upon written notice to Landlord of its intention so to do, and upon giving of such notice this Lease shall terminate on the last day of the calendar month next following the month in which such notice is given, upon payment by Tenant of the rent from the date of such taking or conveyance to the date of termination.

If a portion of the Premises be taken by condemnation or conveyance in lieu thereof and neither Landlord nor Tenant shall terminate this Lease as provided herein, this Lease shall continue in full force and effect as to the part of the Premises not so taken or conveyed, and in the rent herein shall be apportioned as of the date of such taking or conveyance so that thereafter the rent to be paid by Tenant shall be in the ratio that the area of the portion of the Premises not so taken or conveyed bears to the total area of the Premises prior to such taking.

23. SALE OR CONVEYANCE BY LANDLORD In the event of a sale or conveyance of the Premises or any interest therein, by any owner of the reversion then constituting Landlord, the transferor shall thereby be released from any further liability upon any of the terms, covenants or conditions (express or implied) herein contained in favor of Tenant, and in such event, insofar as such transfer is concerned, Tenant agrees to look solely to the responsibility of the successor in interest of such transferor in and to the Premises and this Lease. This Lease shall not be affected by any such sale or conveyance, and Tenant agrees to attorn to the successor in interest of such transferor.

24. ATTORNMENT TO LENDER OR THIRD PARTY In the event the interest of Landlord in the land and buildings in which the leased Premises are located (whether such interest of Landlord is a fee title interest or a leasehold interest) is encumbered by deed of trust, and such interest is acquired by the lender or any third party through judicial foreclosure or by exercise of a power of sale at private trustee’s foreclosure sale. Tenant hereby agrees to attorn to the purchaser at any such foreclosure sale and to recognize such purchaser as the Landlord under this Lease. In the event the lien of the deed of trust securing the loan from a Lender to Landlord is prior and paramount to the Lease, this Lease shall nonetheless continue in full force and effect for the remainder of the unexpired term hereof, at the same rental herein reserved and upon all the other terms, conditions and covenants herein contained.

25. HOLDING OVER Any holding over by Tenant after expiration or other termination of the term of this Lease with the written consent of Landlord delivered to Tenant shall not constitute a renewal or extension of the Lease or

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give Tenant any right in or to the leased Premises except as expressly provided in this Lease. Any holding over after the expiration or other termination of the term of this Lease, with the consent of Landlord, shall be construed to be a tenancy from month to month, on the same terms and conditions herein specified insofar as applicable except that the monthly Basic Rent shall be increased to an amount equal to one hundred fifty (150%) percent of the monthly Basic Rent required during the last month of the Lease term.

26. CERTIFICATE OF ESTOPPEL Tenant shall at any time upon not less than ten (10) days prior written notice to Landlord execute, acknowledge and deliver to Landlord a statement in writing (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect) and the date to which the rent and other charges are paid in advance, if any, and (ii) acknowledging that there are not, to Tenant’s knowledge, any uncured defaults on the part of Landlord hereunder, or specifying such defaults, if any, are claimed. Any such statement may be conclusively relied upon by any prospective purchaser or encumbrancer of the Premises. Tenant’s failure to deliver such statement within such time shall be conclusive upon Tenant that this Lease is in full force and effect, without modification except as may be represented by Landlord; that there are no uncured defaults in Landlord’s performance, and that not more than one month’s rent has been paid in advance.

27. CONSTRUCTION CHANGES It is understood that the description of the Premises and the location of ductwork, plumbing and other facilities therein are subject to such minor changes as Landlord or Landlord’s architect determines to be desirable in the course of construction of the Premises, and no such changes shall affect this Lease or entitle Tenant to any reduction of rent hereunder or result in any liability of Landlord to Tenant. Landlord does not guarantee the accuracy of any drawings supplied to Tenant and verification of the accuracy of such drawings rests with Tenant.

28. RIGHT OF LANDLORD TO PERFORM All terms, covenants and conditions of this Lease to be performed or observed by Tenant shall be performed or observed by Tenant at Tenant’s sole cost and expense and without any reduction of rent. If Tenant shall fail to pay any sum of money, or other rent, required to be paid by it hereunder or shall fail to perform any other term or covenant hereunder on its part to be performed, and such failure shall continue for five (5) days after written notice thereof by Landlord, Landlord, without waiving or releasing Tenant from any obligation of Tenant hereunder, may, but shall not be obliged to, make any such payment or perform any such other term or covenant on Tenant’s part to be performed. All sums so paid by Landlord and all necessary costs of such performance by Landlord together with interest thereon at the rate of the prime rate of interest per annum as quoted by the Bank of America from the date of such payment on performance by Landlord, shall be paid (and Tenant covenants to make such payment) to Landlord on demand by Landlord, and Landlord shall have (in addition to any other right or remedy of Landlord) the same rights and remedies in the event of nonpayment by Tenant as in the case of failure by Tenant in the payment of rent hereunder.

29. ATTORNEY’ FEES

A. In the event that either Landlord or Tenant should bring suit for the possession of the Premises, for the recovery of any sum due under this Lease, or because of the breach of any provision of this Lease, or for any other relief against the other party hereunder, then all costs and expenses, including reasonable attorneys’ fees, incurred by the prevailing party therein shall be paid by the other party, which obligation on the part of the other party shall be deemed to have accrued on the date of the commencement of such action and shall be enforceable whether or not the action is prosecuted to judgment.

B. Should Landlord be named as a defendant in any suit brought against Tenant in connection with or arising out of Tenant’s occupancy hereunder, Tenant shall pay to Landlord its costs and expenses incurred in such suit, including a reasonable attorney’s fee.

30. WAIVER The waiver by either party of the other party’s failure to perform or observe any term, covenant or condition herein contained to be performed or observed by such waiving party shall not be deemed to be a waiver of

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such term, covenant or condition of any subsequent failure of the party failing to perform or observe the same or any other such term, covenant or condition therein contained, and no custom or practice which may develop between the parties hereto during the term hereof shall be deemed a waiver of, or in any way affect, the right of either party to insist upon performance and observance by the other party in strict accordance with the terms hereof.

31. NOTICES All notices, demands, requests, advices or designations which may be or are required to be given by either party to the other hereunder shall be in writing. All notices, demands, requests, advices or designations by Landlord to Tenant shall be sufficiently given, made or delivered if personally served on Tenant by leaving the same at the Premises or if sent by United Stated certified or registered mail, postage prepaid, addressed to Tenant at the Premises. All notices, demands, requests, advices or designations by Tenant to Landlord shall be sent by United States certified or registered mail, postage prepaid, addressed to Landlord at its offices at Peery/Arrillaga, 2560 Mission College Blvd., #101, Santa Clara, CA 95054.

Each notice, request, demand, advice or designation referred to in this paragraph shall be deemed received on the date of the personal service or mailing thereof in the manner herein provided, as the case may be.

32. EXAMINATION OF LEASE Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for a lease, and this instrument is not effective as a lease or otherwise until its execution and delivery by both Landlord and Tenant.

33. DEFAULT BY LANDLORD Landlord shall not be in default unless Landlord fails to perform obligations required of Landlord within a reasonable time, but in no event earlier than (30) days after written notice by Tenant to Landlord and to the holder of any first mortgage or deed of trust covering the Premises whose name and address shall have heretofore been furnished to Tenant in writing, specifying wherein Landlord has failed to perform such obligations; provided, however, that if the nature of Landlord’s obligations is such that more than thirty (30) days are required for performance, then Landlord shall not be in default if Landlord commences performance within such thirty (30) day period and thereafter diligently prosecutes the same to completion.

34. CORPORATE AUTHORITY If Tenant is a corporation (or a partnership), each individual executing this Lease on behalf of said corporation (or partnership) represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of said corporation (or partnership) in accordance with the by-laws of said corporation (or partnership in accordance with the partnership agreement) and that this Lease is binding upon said corporation (or partnership) in accordance with its terms. If Tenant is a corporation, Tenant shall, within thirty (30) days after execution of this Lease, deliver to Landlord a certified copy of the resolution of the Board of Directors of said corporation authorizing or ratifying the execution of this Lease.

35. [THIS SECTION DELETED]

A. [THIS SECTION DELETED]

B. [THIS SECTION DELETED]

36. LIMITATION OF LIABILITY In consideration of the benefits accruing hereunder, Tenant and all successors and assigns covenant and agree that, in the event of any actual or alleged failure, breach or default hereunder by Landlord:

(a) the sole and exclusive remedy shall be against Landlord and Landlord’s assets;

(b) no partner of Landlord shall be sued or named as a party in any suit or action (except as may be necessary to secure jurisdiction of the partnership);

(c) no service of process shall be made against any partner of Landlord (except as may be necessary to secure jurisdiction of the partnership);

(d) no partner of Landlord shall be required to answer or otherwise plead to any service of process;

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(e) no judgment will be taken against any partner of Landlord;

(f) any judgment taken against any partner of Landlord may be vacated and set aside at any time without hearing;

(g) no writ of execution will ever be levied against the assets of any partner of Landlord;

(h) these covenants and agreements are enforceable both by Landlord and also by any partner of Landlord.

Tenant agrees that each of the foregoing covenants and agreements shall be applicable to any covenant or agreement either expressly contained in this Lease or imposed by statute or at common law.

37. SIGNS No sign, placard, picture, advertisement, name or notice shall be inscribed, displayed or printed or affixed on or to any part of the outside of the Premises or any exterior windows of the Premises without the written consent of Landlord first had and obtained and Landlord shall have the right to remove any such sign, placard, picture, advertisement, name or notice without notice to and at the expense of Tenant. If Tenant is allowed to print or affix or in any way place a sign in, on, or about the Premises, upon expiration or other sooner termination of this Lease, Tenant at Tenant’s sole cost and expense shall both remove such sign and repair all damage in such a manner as to restore all aspects of the appearance of the Premises to the condition prior to the placement of said sign.

All approved signs or lettering on outside doors shall be printed, painted, affixed or inscribed at the expense of Tenant by a person approved of by Landlord. Tenant shall not place anything or allow anything to be placed near the glass of any window, door partition or wall which may appear unsightly from outside the Premises.

38. MISCELLANEOUS AND GENERAL PROVISIONS

A. Use of Building Name. Tenant shall not, without the written consent of Landlord, use the name of the building for any purpose other than as the address of the business conducted by Tenant in the Premises.

B. Choice of Law; Severability. This Lease shall in all respects be governed by and construed in accordance with the laws of the State of California. If any provision of this Lease shall be invalid, unenforceable or ineffective for any reason whatsoever, all other provisions hereof shall be and remain in full force and effect.

C. Definition of Terms. This term “Premises” includes the space leased hereby and any improvements now or hereafter installed therein or attached thereto. The term “Landlord” or any pronoun used in place thereof includes the plural as well as the singular and the successors and assigns of Landlord. The term “Tenant” or any pronoun used in place thereof includes the plural as well as the singular and individuals, firms, associations, partnerships and corporations, and their and each of their respective heirs, executors, administrators, successors and permitted assigns, according to the context hereof, and the provisions of this Lease shall inure to the benefit of and bind such heirs, executors, administrators, successors and permitted assigns.

The term “person” includes the plural as well as the singular and individuals, firms, associations, partnerships and corporations. Words used in any gender include other genders. If there be more than one Tenant the obligations of Tenant hereunder are joint and several. The paragraph headings of this Lease are for convenience of reference only and shall have no effect upon the construction or interpretation of any provision hereof.

D. Time of Essence. Time is of the essence of this Lease and of each and all of its provisions.

E. Quitclaim. At the expiration or earlier termination of this Lease, Tenant shall execute, acknowledge and deliver to Landlord, within ten (10) days after written demand from Landlord to Tenant, any quitclaim deed or other document required by any reputable title company, licensed to operate in the State of California, to remove the cloud or encumbrance created by this Lease from the real property of which Tenant’s Premises are a part.

F. Incorporation of Prior Agreements; Amendments. This instrument along with any exhibits and attachment hereto constitutes the entire agreement between Landlord and Tenant relative to the Premises and this agreement and the exhibits and attachments may be altered, amended or revoked only by an instrument in writing signed by both Landlord and Tenant. Landlord and Tenant agree hereby that all prior or contemporaneous oral agreements between and among themselves and their agents or representatives relative to the leasing of the Premises are merged in or revoked by this agreement.

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G. Recording. Neither Landlord nor Tenant shall record this Lease or a short form memorandum hereof without the consent of the other.

H. Amendments for Financing. Tenant further agrees to execute any amendments required by a lender to enable Landlord to obtain financing, so long as Tenant’s rights hereunder are not substantially affected.

I. Additional Paragraphs. Paragraphs 39 through 47 are added hereto and are included as a part of this lease.

J. Clauses, Plats and Riders. Clauses, plats and riders, if any, signed by Landlord and Tenant and endorsed on or affixed to this Lease are a part hereof.

K. Diminution of Light, Air or View. Tenant covenants and agrees that no diminution or shutting off of light, air or view by any structure which may be hereafter erected (whether or not by Landlord) shall in any way affect this Lease, entitle Tenant to any reduction of rent hereunder or result in any liability of Landlord to Tenant.

IN WITNESS WHEREOF, Landlord and Tenant have executed and delivered this Lease as of the day and year first above written.

LANDLORD: JOHN ARRILLAGA SEPARATE PROPERTY TRUST		TENANT: MTI TECHNOLOGY a Delaware corporation

By	/s/ John Arrillaga	By	/s/ Michael K. Clemens

John Arrillaga, Trustee

RICHARD T. PEERY SEPARATE PROPERTY TRUST		Title	Treasurer

The or Print Name Michael K. Clemens

By	/s/ Richard T. Peery

Richard T. Peery, Trustee

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Paragraph 39 through 48 to Lease Agreement Dated September 8, 1994, By and Between JOHN ARRILLAGA AND RICHARD T. PEERY SEPARATE PROPERTY TRUSTS as Landlord, and MTI TECHNOLOGY, a Delaware corporation, as Tenant for 12,696+ Square Feet of Space Located at 474 Potrero Avenue, Sunnyvale, California 94086.

39. BASIC RENT: In accordance with Paragraph 4(A) herein, the total aggregate sum of THREE HUNDRED TWENTY ONE THOUSAND EIGHT HUNDRED SIXTY ONE AND 12/100 DOLLARS ($321,861.12), shall be payable as follows:

On December 1, 1994 the sum of THIRTEEN THOUSAND FOUR HUNDRED TEN AND 88/100 DOLLARS ($13,410.88) shall be due, and a like sum due on the first day of each month hereafter, through and including November 1, 1996; or until the entire aggregate sum of THREE HUNDRED TWENTY ONE THOUSAND EIGHT HUNDRED SIXTY ONE AND 12/100 DOLLARS ($321,861.12), has been paid.

40. “AS-IS” BASIS: It is hereby agreed that the Premises leased hereunder is leased strictly on an “as-is” basis and in its present condition, and in the configuration as shown on Exhibit B attached hereto, and by reference made a part hereof. Landlord shall not be required to make, nor be responsible for any cost, in connection with any repair, restoration, and/or improvement to the Premises in order for this Lease to commence. Landlord makes no warranty or representation of any kind or nature whatsoever as to the condition or repair of the Premises, nor as to the use or occupancy which may be made thereof.

41. CONSENT: Whenever the consent of one party to the other is required hereunder, such consent shall not be unreasonably withheld.

42. RULES AND REGULATIONS AND COMMON AREA: Subject to the terms and conditions of this Lease and such Rules and Regulations as Landlord may from time to time prescribe, Tenant and Tenant’s employees, invitees and customers shall, in common with other occupants of the Parcel/Building in which the premises are located, and their respective employees, invitee and customers, and others entitled to the use thereof, have the non-exclusive right to use the access roads, parking areas, and facilities provided and designated by Landlord for the general use and convenience of the occupants of the Parcel/Building in which the Premises are located, which areas and facilities are referred to herein as “Common Area”. This right shall terminate upon the termination of this Lease. Landlord reserves the right from time to time to make changes in the shape, size, location, amount and extent of Common Area. Landlord further reserves the right to promulgate such reasonable rules and regulations relating to the use of the Common Area, and any part or parts thereof, as Landlord may deem appropriate for the best interests of the occupants of the Parcel/Building. Such Rules and Regulations may be amended by Landlord from time to time, with or without advance notice, and all amendments shall be effective upon delivery of a copy to Tenant. Landlord shall to be responsible to Tenant for the non-performance by any other tenant or occupant of the Parcel/Building of any of said Rules and Regulations.

Landlord shall operate, manage and maintain the Common Area. The manner in which the Common Area shall be maintained and the expenditures for maintenance shall be at the discretion of Landlord.

43. EXPENSES OF OPERATION, MANAGEMENT, AND MAINTENANCE OF THE COMMON AREAS OF THE PARCEL, AND BUILDING IN WHICH THE PREMISES ARE LOCATED: As Additional Rent and in accordance with Paragraph 4D of this Lease, Tenant shall pay to Landlord Tenant’s proportionate share (calculated on a square footage or other equitable basis as calculated by landlord) of all expenses of operation, management, maintenance and repair of the Common Areas of the Parcel/Building including, but not limited to, license, permit, and inspection fees; security; utility charges associated with exterior landscaping and lighting (including water and sewer charges); all charges incurred in the maintenance of landscaped areas, lakes, parking lots, sidewalks, driveways, maintenance, repair and replacement of all fixtures and electrical, mechanical and plumbing systems; structural elements and exterior surfaces of the buildings; salaries and employee benefits of personnel and payroll taxes applicable thereto; supplies, materials, equipment and tools; the cost of capital expenditures which have the effect of reducing operating expenses, provided, however, that in the event Landlord

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makes such capital improvements, Landlord may amortize its investment in said improvements (together with interest at the rate of fifteen (15%) percent per annum on the unamortized balance) as an operating expense in accordance with standard accounting practices, provided, that such amortization is not at a rate greater than the anticipated savings in the operating expenses.

“Additional Rent” as used herein shall not include Landlord’s debt repayment; interest on charges, expenses directly or indirectly incurred by Landlord for the benefit of any other tenant; cost for the installation of partitioning or any other tenant improvements; cost of attracting tenants; depreciation; interest; or executive salaries.

As Additional Rent and in accordance with Paragraph 4D of this Lease, Tenant shall pay its proportionate share (calculated on a square footage or other equitable basis as calculated by Landlord) of the cost of operation (including common utilities), management, maintenance, and repair of the building (including common areas such as lobbies, restrooms, janitor’s closets, hallways, elevators, mechanical and telephone rooms, stairwells, entrances, spaces above the ceilings and janitorization of said common areas) in which the Premises are located. The maintenance items herein referred to include, but are not limited to, all windows, window frames, plate glass, glazing, truck doors, main plumbing systems of the building (such as water drain lines, sinks, toilets, faucets, drains, showers and water fountains), main electrical systems (such as panels and conduits), heating and airconditioning systems (such as compressors, fans, air handlers, ducts, boilers, heaters), store fronts, roofs, downspouts, building common area interiors (such as wall coverings, window coverings, floor coverings and partitioning), ceilings, building exterior doors, skylights (if any), automatic fire extinguishing systems, and elevators (if any); license, permit and inspection fees; security, salaries and employee benefits of personnel and payroll taxes applicable thereto; supplies, materials, equipment and tools; the cost of capital expenditures which have the effect of reducing operating expenses, provided, however, that in the event Landlord makes such capital improvements, Landlord may amortize its investment in said improvements (together with interest at the rate of fifteen (15%) percent per annum on the unamortized balance) as an operating expense in accordance with standard accounting practices, provided, that such amortization is not at a rate greater than the anticipated savings in the operating expenses. Tenant hereby waives all rights hereunder, and benefits of, subsection 1 of Section 1932 and Sections 1941 and 1942 of the California Civil Code and under any similar law, statute or ordinance now or hereafter in effect.

44. UTILITIES OF THE BUILDING IN WHICH THE PREMISES ARE LOCATED: As Additional Rent and in accordance with Paragraph 4D of this Lease Tenant shall pay its proportionate share (calculated on a square footage or other equitable basis as calculated by Landlord) of the cost of all utility charges such as water, gas, electricity, (telephone, telex and other electronic communications service, if applicable) sewer service, waste pick-up and any other utilities, materials or services furnished directly to the building in which the Premises are located, including, without limitation, any temporary or permanent utility surcharge or other exactions whether or not hereinafter imposed.

Landlord shall not be liable for and Tenant shall not be entitled to any abatement or reduction of rent by reason of any interruption or failure of utility services to the Premises when such interruption or failure is caused by accident, breakage, repair, strikes, lockouts, or other labor disturbances or labor disputes of any nature, or by any other cause, similar or dissimilar, beyond the reasonable control of Landlord.

Provided that Tenant is not in default in the performance or observance of any of the terms, covenants or conditions of this Lease to be performed or observed by it. Landlord shall furnish to the Premises between the hours of 8:00 am and 6:00 pm, Mondays through Fridays (holidays excepted) and subject to the rules and regulations of the Complex hereinbefore referred to, reasonable quantities of water, gas and electricity suitable for the intended use of the Premises and heat and airconditioning required in Landlord’s judgment for the comfortable use and occupation of the Premises for such purposes. Tenant agrees that at all times it will cooperate fully with Landlord and abide by all regulations and requirements that Landlord may prescribe for the proper functioning and protection of the building heating, ventilating and airconditioning systems. Whenever heat generating machines, equipment, or any other devices (including exhaust fans) are used in the Premises by Tenant which affect the temperature or otherwise maintained by the airconditioning system, Landlord shall have the right to install supplementary airconditioning units in the Premises and the cost thereof, including the cost of installation and the cost of operation and

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maintenance thereof, shall be paid by Tenant to Landlord upon demand by Landlord. Tenant will not, without the written consent of Landlord, use any apparatus or device in the Premises (including, without limitation), electronic data processing machines or machines using current in excess of 110 Volts which will in any way increase the amount of electricity, gas, water or airconditioning usually furnished or supplied to premises being used as general office space, or connect with electric current (except through existing electrical outlets in the Premises), or with gas or water pipes any apparatus or device for the purposes of using electric current, gas, or water. If Tenant shall require water, gas, or electric current in excess of that usually furnished or supplied to premises being used as general office, space, Tenant shall first obtain the written consent of Landlord, which consent shall not be unreasonably withheld and Landlord may cause an electric current, gas or water meter to be installed in the Premises in order to measure the amount of electric current, gas or water consumed for any such excess use. The cost of any such meter and of the installation, maintenance and repair thereof, all charges for such excess water, gas and electric current consumed (as shown by such meters and at the rates then charged by the furnishing public utility); and any additional expense incurred by Landlord in keeping account of electric current, gas, or water so consumed shall be paid by Tenant, and Tenant agrees to pay Landlord therefore promptly upon demand by Landlord.

45. PARKING: Tenant shall have the right to the nonexclusive use of fifty-two (52) parking spaces in the common parking area of the building. Tenant agrees that Tenant, Tenant’s employees, agents, representatives, and/or invitees shall not use parking spaces in excess of said fifty-two (52) parking spaces allocated to Tenant hereunder. Landlord shall have the right, at Landlord’s sole discretion, to specifically designate the location of Tenant’s parking spaces within the common parking area of the building in the event of a dispute among the tenants occupying the building referred to herein, in which event Tenant agrees that Tenant, Tenant’s employees, agents, representatives and/or invitees shall not use any parking spaces other than those parking spaces specifically designated by Landlord for Tenant’s use. Said parking spaces, if specifically designated by Landlord to Tenant, may be relocated by Landlord at any time, and from time to time. Landlord reserves the right, at Landlord’s sole discretion, to rescind any specific designation of parking spaces, thereby returning Tenant’s parking spaces to the common parking area. Landlord shall give Tenant written notice of any change in Tenant’s parking spaces. Tenant shall not, at any time, park, or permit to be parked, any trucks or vehicles adjacent to the loading area so as to interfere in any way with the use of such areas, nor shall Tenant, at any time, park or permit the parking of Tenant’s trucks and other vehicles or the trucks and vehicles of Tenant’s suppliers or others, in any portion of the common areas not designated by Landlord for such use by Tenant. Tenant shall not park nor permit to be parked, any inoperative vehicles or equipment on any portions of the common parking area or other common areas of the building. Tenant agrees to assume responsibility for compliance by its employees with the parking provision contained herein. If Tenant or its employees park in other than designated parking areas, then Landlord may charge Tenant, as an additional charge, and Tenant agrees to pay Ten Dollars ($10.00) per day for each day or partial day each such vehicle is parking in any area other than that designated. Tenant hereby authorizes Landlord, at Tenant’s sole expense, to tow away from the building any vehicle belonging to Tenant or Tenant’s employees parked in violation of these provisions, or to attach violation stickers or notices to such vehicles. Tenant shall use the parking area for vehicle parking only and shall not use the parking areas for storage.

46. OPTION TO EXTEND LEASE FOR ONE (1) YEAR EIGHT (8) MONTHS: Provided Tenant is not in default (pursuant to Paragraph 19 of the Lease, i.e., Tenant has received notice and any applicable cure period has expired without cure) of any of the terms, covenants, and conditions of this Lease Agreement, Landlord hereby grants to Tenant an Option to Extend this Lease Agreement for an additional one (1) year eight (8) month period (the “Extended Term”) upon the following terms and conditions:

A. Tenant shall give Landlord written notice of Tenant’s exercise of this Option to Extend not later than October 31, 1995, in which event the Lease shall be considered extended for an additional one (1) year eight months upon the same terms and conditions subject to the Basic Rental set forth below and absent this Paragraph 46. In the event that Tenant fails to timely exercise Tenant’s option as set forth herein in writing, Tenant shall have no further Option to Extend this Lease, and this Lease shall continue in full force and effect for the full remaining term hereof, absent of this Paragraph 46.

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B. The following summarizes the Monthly Basic Rental charge by period under the Lease Agreement that would be applied to the Extended Term:

Period	Monthly Basic Rental
11/01/96 – 10/31/97	$13,232.80
11/01/97 – 07/31/98	$13,686.96

C. The option rights of Tenant under this Paragraph, and the Extended Term thereunder, are granted for Tenant’s personal benefit and may not be assigned or transferred by Tenant, either voluntarily or by operation of law, in any manner whatsoever. In the event that Landlord consents to a sublease or assignment under Paragraph 16, the option granted herein and any Extended Term thereunder shall be void and of no force and effect, whether or not Tenant shall have purported to exercise such option prior to such assignment of sublease.

D. INCREASED SECURITY DEPOSITION: In the event the term of Tenant’s Lease is extended pursuant to this Paragraph 46, Tenant’s Security Deposit shall be increased to equal twice the Basic Rental due for the last month of the extended term (i.e., $13,686.96 per month X 2—$27,373.92).

47. COMPLIANCE CONTINUED: Any non-conformance of the improvements installed and paid for by Landlord as set forth on Exhibit B, required to be corrected by the governing agency, shall be corrected at the cost and expense of Landlord if such non-conformance exists as of the Commencement Date of the Lease and further provided that such governing agency’s requirement to correct the non-conformance is not initiated as a result of: (i) any future improvements made by Tenant; or (ii) any permit request made to a governing agency by Tenant. Any non-conformance of the Premises occurring after the Commencement Date of this Lease Agreement shall be the responsibility of Tenant to correct at Tenant’s cost and expense.

48. HAZARDOUS MATERIALS: Landlord and Tenant agree as follows with respect to the existence or use of “Hazardous Materials” (as defined herein) on, in, under or about the Premises and real property located beneath said Premises (hereinafter collectively referred to as the “Property”):

As used herein, the term “Hazardous Materials” shall mean any hazardous or toxic substance, material or waste which is or becomes subject to or regulated by any local governmental authority, the State of California, or the United States Government. The term “Hazardous Materials” includes, without limitation any material or hazardous substance which is (i) listed under Article 9 or defined as “hazardous “ or “extremely hazardous” pursuant to Article 11 of Title 22 of the California Administrative Code, Division 4, Chapter 30, (ii) listed or defined as a “hazardous waste” pursuant to the Federal Resource Conservation and Recovery Act, Section 42, U.S.C. Section 6901 et. seq. (iii) listed or defined as a “hazardous substance” pursuant to the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et. seq. (42 U.S.C. Section 9601), (iv) petroleum or any derivative of petroleum, or (v) asbestos.

Tenant shall have no obligation to “clean up”, reimburse, release, indemnify, or defend Landlord with respect to any Hazardous Materials or waste which Tenant (prior to and during the term of the Lease) or other parties on the Property (during the term of this lease) did not store, dispose, or transport in, use, or cause to be on the Property in violation of applicable law.

Tenant will be 100 percent liable and responsible for: (i) any and all “cleanup” of said Hazardous Materials contamination which Tenant, its agents, employees, contractors, invitees or its future subtenants and/or assignees (if any), or other parties on the Property, does store, dispose, or transport in, use or cause to be on the Property and which Tenant, its agents, employees, contractors, invitees or its future subtenants and/or assignees (if any), or other parties on the Property, does store, dispose, or transport in, use or cause to be on the Complex, and (ii) any claims, including third party claims, resulting from such Hazardous Materials contamination. Tenant shall indemnify Landlord and hold Landlord harmless from any liabilities, demands, costs, expenses and damages, including,

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without limitation, attorney fees incurred as a result of any claims resulting from such Hazardous Materials contamination.

Tenant also agrees not to use or dispose of any Hazardous Materials on the Property without first obtaining Landlord’s written consent. In the event consent is granted by Landlord, Tenant agrees to complete compliance with governmental regulations, and prior to the termination of said Lease Tenant agrees to follow the proper closure procedures and will obtain a clearance from the local fire department and/or the appropriate city agency. If Tenant uses Hazardous Materials, Tenant also agrees to install, at Tenant’s expense, such Hazardous Materials monitoring devices as Landlord deems reasonably necessary. It is agreed that the Tenant’s responsibilities related to Hazardous Materials will survive the termination date of the Lease and that Landlord may obtain specific performance of Tenant’s responsibilities under this Paragraph 48.

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